EXECUTION COPY









                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                        FRIEDE GOLDMAN INTERNATIONAL INC.

                                       and

                            HALTER MARINE GROUP, INC.










                            Dated as of June 1, 1999






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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01.  The Merger.....................................................2
SECTION 1.02.  Effective Time.................................................2
SECTION 1.03.  Effect of the Merger...........................................2
SECTION 1.04.  Certificate of Incorporation; By-laws..........................3
SECTION 1.05.  Boards, Committees and Officers of Friede Goldman..............3

                                ARTICLE II

            CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.  Conversion of Securities.......................................4
SECTION 2.02.  Exchange of Certificates.......................................5
SECTION 2.03.  Stock Transfer Books...........................................9

                                ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF HALTER MARINE

SECTION 3.01.  Organization and Qualification; Subsidiaries..................10
SECTION 3.02.  Capitalization................................................10
SECTION 3.03.  Authority Relative to This Agreement..........................12
SECTION 3.04.  No Conflict; Required Filings and Consents....................12
SECTION 3.05.  Permits; Compliance...........................................14
SECTION 3.06.  SEC Filings; Financial Statements.............................14
SECTION 3.07.  Absence of Certain Changes or Events..........................15
SECTION 3.08.  Employee Benefit Plans; Labor Matters.........................15
SECTION 3.09.  Contracts; Debt Instruments...................................18
SECTION 3.10.  Litigation....................................................19
SECTION 3.11.  Environmental Matters.........................................19
SECTION 3.12.  Trademarks, Patents and Copyrights............................20
SECTION 3.13.  Taxes.........................................................21
SECTION 3.14.  Opinion of Financial Advisor..................................23
SECTION 3.15.  Vote Required.................................................23
SECTION 3.16.  Brokers.......................................................23
SECTION 3.17.  Insurance.....................................................23


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                                    ii


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
                             OF FRIEDE GOLDMAN

SECTION 4.01.  Organization and Qualification; Subsidiaries..................24
SECTION 4.02.  Capitalization................................................25
SECTION 4.03.  Authority Relative to This Agreement..........................26
SECTION 4.04.  No Conflict; Required Filings and Consents....................27
SECTION 4.05.  Permits; Compliance...........................................28
SECTION 4.06.  SEC Filings; Financial Statements.............................28
SECTION 4.07.  Absence of Certain Changes or Events..........................29
SECTION 4.08.  Employee Benefit Plans; Labor Matters.........................29
SECTION 4.09.  Contracts; Debt Instruments...................................31
SECTION 4.10.  Litigation....................................................32
SECTION 4.11.  Environmental Matters.........................................32
SECTION 4.12.  Trademarks, Patents and Copyrights............................33
SECTION 4.13.  Taxes.........................................................34
SECTION 4.14.  Opinion of Financial Advisor..................................35
SECTION 4.15.  Vote Required.................................................35
SECTION 4.16.  Brokers.......................................................35
SECTION 4.17.  Insurance.....................................................36

                                 ARTICLE V

                 COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.01.  Conduct of Business by Halter Marine Pending the Closing......36
SECTION 5.02.  Conduct of Business by Friede Goldman Pending the Closing.....39
SECTION 5.03.  Cooperation...................................................41
SECTION 5.04.  Notices of Certain Events.....................................42
SECTION 5.05.  Contractual Consents..........................................42
SECTION 5.06.  Rights Agreements.............................................42
SECTION 5.07.  Affiliate Letters.............................................43

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                                    iii

                                ARTICLE VI

                           ADDITIONAL AGREEMENTS

SECTION 6.01.  Registration Statement; Proxy Statement.......................43
SECTION 6.02.  Stockholders' Meetings........................................45
SECTION 6.03.  Access to Information; Confidentiality........................45
SECTION 6.04.  No Solicitation by Halter Marine..............................45
SECTION 6.05.  No Solicitation by Friede Goldman.............................47
SECTION 6.06.  Reasonable Efforts............................................49
SECTION 6.07.  Stock Options and Other Stock Awards; Employee
               Benefit Plans.................................................51
SECTION 6.08.  Letters of Accountants........................................53
SECTION 6.09.  Update Disclosure; Breaches...................................53
SECTION 6.10.  Public Announcements..........................................53
SECTION 6.11.  NYSE Listing..................................................54
SECTION 6.12.  Indemnification of Directors and Officers.....................54
SECTION 6.13.  Plan of Reorganization........................................55
SECTION 6.14.  Headquarters; Name............................................56

                                ARTICLE VII

                            CLOSING CONDITIONS

SECTION 7.01.  Conditions to Obligations of Each Party Under
               This Agreement................................................56
SECTION 7.02.  Additional Conditions to Obligations of Friede Goldman........57
SECTION 7.03.  Additional Conditions to Obligations of Halter Marine.........59

                               ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination...................................................60
SECTION 8.02.  Effect of Termination.........................................61
SECTION 8.03.  Amendment.....................................................62
SECTION 8.04.  Waiver........................................................62
SECTION 8.05.  Fees..........................................................62



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                                    iv

                                ARTICLE IX

                            GENERAL PROVISIONS

SECTION 9.01.  Non-Survival of Representations and Warranties................65
SECTION 9.02.  Notices.......................................................65
SECTION 9.03.  Certain Definitions...........................................66
SECTION 9.04.  Headings......................................................67
SECTION 9.05.  Severability..................................................67
SECTION 9.06.  Entire Agreement..............................................67
SECTION 9.07.  Assignment....................................................67
SECTION 9.08.  Parties in Interest...........................................67
SECTION 9.09.  Mutual Drafting...............................................68
SECTION 9.10.  Governing Law.................................................68
SECTION 9.11.  Counterparts..................................................68


EXHIBIT 1           FORM OF HALTER MARINE CEO EMPLOYMENT AGREEMENT
EXHIBIT 2           FORM OF HALTER MARINE CFO EMPLOYMENT AGREEMENT
EXHIBIT 3           FORM OF FRIEDE GOLDMAN CEO EMPLOYMENT AGREEMENT
EXHIBIT 4           FORM OF FRIEDE GOLDMAN EVP EMPLOYMENT AGREEMENT
EXHIBIT 5           FORM OF VOTING AND PROXY AGREEMENT
EXHIBIT 6           FORM OF STOCKHOLDER'S AGREEMENT (JLH)
EXHIBIT 7           BOARD, COMMITTEES AND OFFICERS OF FRIEDE GOLDMAN
EXHIBIT 8           FORM OF AFFILIATE LETTER
EXHIBIT 9           FORM OF FRIEDE GOLDMAN EVP - SHIPYARD OPERATIONS
                    EMPLOYMENT AGREEMENT
EXHIBIT 10          FORM OF FRIEDE GOLDMAN OFFSHORE, INC. PRESIDENT
                    EMPLOYMENT AGREEMENT
EXHIBIT 11          FORM OF K. COLLEDGE EMPLOYMENT AGREEMENT
EXHIBIT 12          FORM OF W. TRIMBLE EMPLOYMENT AGREEMENT
EXHIBIT 13          FORM OF T. RIGOLO EMPLOYMENT AGREEMENT
EXHIBIT 14          FORM OF W. BINGLE EMPLOYMENT AGREEMENT
EXHIBIT 15          FORM OF D. ROBASCIOTTI EMPLOYMENT AGREEMENT
EXHIBIT 16          FORM OF G. GENTRY EMPLOYMENT AGREEMENT
EXHIBIT 17          FORM OF R. ANDREWS EMPLOYMENT AGREEMENT
EXHIBIT 18          FORM OF STOCKHOLDER'S AGREEMENT (RWS)
EXHIBIT 19          FORM OF FRIEDE GOLDMAN OPTION AGREEMENT FOR MESSRS
                    DANE AND REES



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                                        v

Index of Defined Terms

                                                       Section

affiliate                                              Section 9.03(a)
Agreement                                              Preamble
Amex                                                   Section 3.04(b)
Articles of Merger                                     Section 1.02
beneficial owner                                       Section 9.03(b)
Blue Sky Laws                                          Section 3.04(b)
Board Size Increase                                    Section 4.03
Business Day                                           Section 9.03(c)
CERCLA                                                 Section 3.11
Certificate of Merger                                  Section 1.02
Certificates                                           Section 2.02(b)
Code                                                   Preamble
Confidentiality Agreement                              Section 6.03(b)
contract                                               Section 3.09
control                                                Section 9.03(d)
Convertible Notes                                      Section 3.02
DGCL                                                   Preamble
DLJ                                                    Section 3.14
Effective Time                                         Section 1.02
Environmental Laws                                     Section 3.11
Environmental Permits                                  Section 3.11
ERISA                                                  Section 3.08(a)
Excess Shares                                          Section 2.02(e)(ii)
Exchange Act                                           Section 3.04(b)
Exchange Agent                                         Section 2.02(a)
Exchange Fund                                          Section 2.02(a)
Exchange Ratio                                         Section 2.01(a)
Friede Goldman                                         Preamble
Friede Goldman Acquisition Agreement                   Section 6.05(b)
Friede Goldman Benefit Plans                           Section 4.08(a)
Friede Goldman Common Stock                            Section 2.01(a)
Friede Goldman Disclosure Schedule                     Article IV Preamble
Friede Goldman Indemnified Parties                     Section 6.12(d)
Friede Goldman Material Adverse Effect                 Section 4.01
Friede Goldman Material Contract                       Section 4.09
Friede Goldman Meeting                                 Section 6.02
Friede Goldman Notice                                  Section 6.05(a)
Friede Goldman Out-of-Pocket Expenses                  Section 8.05(b)


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                                       vi

Friede Goldman Permits                                 Section 4.05
Friede Goldman Preferred Stock                         Section 4.02
Friede Goldman Preferred Stock Rights                  Section 4.02
Friede Goldman Rights Agreement                        Section 4.02
Friede Goldman SEC Filings                             Section 4.06(a)
Friede Goldman Stock Options Plans                     Section 4.02
Friede Goldman Stockholder Approval                    Section 4.03
Friede Goldman Subsidiaries                            Section 4.01
Friede Goldman Superior Proposal                       Section 6.05(b)
Friede Goldman Takeover Proposal                       Section 6.05(a)
GAAP                                                   Section 3.06(b)
Governmental Entity                                    Section 3.04(b)
Halter Marine                                          Preamble
Halter Marine Acquisition Agreement                    Section 6.04(b)
Halter Marine Benefit Plans                            Section 3.08(a)
Halter Marine By-laws                                  Section 3.04(a)
Halter Marine Certificate                              Section 3.04(a)
Halter Marine Change in Control Arrangements           Section 3.08(e)
Halter Marine Common Stock                             Section 2.01(a)
Halter Marine Disclosure Schedule                      Article III Preamble
Halter Marine Indemnified Parties                      Section 6.12(b)
Halter Marine Indenture                                Section 3.04(a)
Halter Marine Material Adverse Effect                  Section 3.01
Halter Marine Material Contract                        Section 3.09
Halter Marine Meeting                                  Section 6.02
Halter Marine Notice                                   Section 6.04(a)
Halter Marine Option                                   Section 6.07(a)
Halter Marine Out-of-Pocket Expenses                   Section 8.05(c)
Halter Marine Permits                                  Section 3.05
Halter Marine Preferred Stock                          Section 3.02
Halter Marine Preferred Stock Rights                   Section 3.02
Halter Marine Rights Agreement                         Section 3.02
Halter Marine SEC Filings                              Section 3.06(a)
Halter Marine Stockholder Approval                     Section 3.03
Halter Marine Superior Proposal                        Section 6.04(b)
Halter Marine Takeover Proposal                        Section 6.04(a)
Halter Marine Subsidiaries                             Section 3.01
Halter Marine 1996 Plan                                Section 6.07(a)
Hazardous Materials                                    Section 3.11
HSR Act                                                Section 3.04(b)
IRS                                                    Section 3.08(a)
Jefferies                                              Section 4.14


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                                       vii

knowledge                                              Section 9.03(e)
Law                                                    Section 3.04(a)
MBCA                                                   Preamble
Merger                                                 Preamble
Name Change                                            Preamble
NYSE                                                   Section 2.02(e)(ii)
Order                                                  Section 6.06(a)(ii)
person                                                 Section 9.03(f)
plan of reorganization                                 Section 6.13
Proprietary Rights                                     Section 3.12
Proxy Statement                                        Section 6.01(a)
Real Estate Transfer Taxes                             Section 8.05(a)
Registration Statement                                 Section 6.01(a)
Replacement Plans                                      Section 6.07(b)
Representatives                                        Section 6.03(a)
Securities Act                                         Section 3.04(b)
Stock Option Plan Amendment                            Section 4.03
Stockholder's Agreement                                Preamble
Stockholders' Meetings                                 Section 6.02
subsidiary or subsidiaries                             Section 9.03(g)
Surviving Corporation                                  Section 1.01
Taxes                                                  Section 3.13(a)
Termination Fee                                        Section 8.05(b)
5% Stockholder                                         Section 3.13(j)

                  AGREEMENT AND PLAN OF MERGER, dated as of June 1, 1999 (this "Agreement"), between FRIEDE GOLDMAN INTERNATIONAL INC., a Mississippi corporation ("Friede Goldman"), and HALTER MARINE GROUP, INC., a Delaware corporation ("Halter Marine").

                  WHEREAS, the Boards of Directors of Friede Goldman and Halter Marine have determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective companies and stockholders to combine their respective businesses in a "merger of equals" transaction to be effected as set forth in this Agreement;

                  WHEREAS, to effect such merger of equals transaction, upon the terms and subject to the conditions of this Agreement and in accordance with the general Corporation Law of the State of Delaware (the "DGCL") and the Mississippi Business Corporation Act (the "MBCA"), Halter Marine will merge with and into Friede Goldman (the "Merger");

                  WHEREAS, the Board of Directors of Friede Goldman (i) has determined that the Merger is in the best interests of Friede Goldman and its stockholders and approved and adopted this Agreement and the transactions contemplated hereby and (ii) has recommended that the stockholders of Friede Goldman approve the Merger;

                  WHEREAS, the Board of Directors of Halter Marine (i) has determined that the Merger is in the best interests of Halter Marine and its stockholders and has approved, adopted and declared the advisability of this Agreement and the transactions contemplated hereby and (ii) has recommended adoption of this Agreement and approval of the Merger by the stockholders of Halter Marine;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code");

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Friede Goldman is entering into Employment Agreements with Halter Marine's Chief Executive Officer, Chief Financial Officer and Friede Goldman's Chief Executive Officer and Executive Vice President, in the forms attached hereto as Exhibits 1, 2, 3 and 4 respectively, which Employment Agreements shall become effective upon consummation of the Merger;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, J.L. Holloway and Halter Marine are entering into a Voting and Proxy Agreement in the form attached hereto as Exhibit 5 (the "Voting Agreement");

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Friede Goldman and J.L. Holloway are entering into a Stockholder's Agreement (the


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                                        2

"Stockholder's Agreement") in the form attached hereto as Exhibit 6, which Stockholder's Agreement shall become effective upon consummation of the Merger;

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Friede Goldman Offshore, Inc. is entering into Employment Agreements with certain key employees of Friede Goldman, in the forms attached hereto as Exhibits 9 through 17, respectively, which Employment Agreements shall become effective upon consummation of the Merger; and

                  WHEREAS, concurrently with the execution and delivery of this Agreement, Friede Goldman is entering into a Stockholders Agreement with Ronald
W. Schnoor, in the form attached hereto as Exhibit 18, which agreement shall become effective upon consummation of the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the MBCA, at the Effective Time (as defined below), Halter Marine shall be merged with and into Friede Goldman. As a result of the Merger, the separate corporate existence of Halter Marine shall cease and Friede Goldman shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time. No later than three business days after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by (i) filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL and
(ii) filing articles of merger (the "Articles of Merger") with the Secretary of State of the State of Mississippi, in such form as required by, and executed in accordance with the relevant provisions of, the MBCA (the date and time of such filings, or if another date and time is specified in such filings, such specified date and time, being the "Effective Time").

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Halter Marine and Friede Goldman shall vest in the Surviving Corporation, and all debts, liabilities and duties of Halter Marine and Friede Goldman shall become the debts, liabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation; By-laws. At the Effective Time, the Articles of Incorporation and the By-laws of Friede Goldman, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation except that, effective as of the Effective Time, the Articles of Incorporation of Friede Goldman shall be amended, (i) without any action to be taken by any of Friede Goldman or Halter Marine, to provide that the name of the Surviving Corporation set forth therein shall be "Friede Goldman Halter, Inc." and (ii) as provided in
Section 6.12(a) hereof.

                  SECTION 1.05. Boards, Committees and Officers of Friede Goldman. (a) Friede Goldman shall use its best efforts to (i) establish the size of the Board of Directors as of the Effective Time at eleven (11) directors,
(ii) cause the Board of Directors of Friede Goldman as of the Effective Time to be comprised of J.L. Holloway, five (5) other persons who are members of the Board of Directors of Friede Goldman as of the date of this Agreement as designated by Friede Goldman prior to the date of the mailing of the proxy statement related to the Merger, John Dane and four (4) other persons who are members of the Board of Directors of Halter Marine as of the date of this Agreement as designated by Halter Marine prior to the date of the mailing of the proxy statement related to the Merger, (iii) cause the Compensation Committee of Friede Goldman as of the Effective Time to be comprised of two (2) persons who are members of the Board of Directors of Halter Marine as of the date of this Agreement as designated by Halter Marine prior to the date of the mailing of the proxy statement related to the Merger and one (1) person who is a member of the Board of Directors of Friede Goldman as of the date of this Agreement as designated by Friede Goldman prior to the date of the mailing of the proxy statement related to the Merger, (iv) cause the Audit Committee of Friede Goldman as of the Effective Time to be comprised of three (3) persons who are members of the Board of Directors of Friede Goldman as of the date of this Agreement as designated by Friede Goldman prior to the date of the mailing of the proxy statement related to the Merger and two (2) persons who are members of the Board of Directors of Halter Marine as of the date of this Agreement as designated by Halter Marine prior to the date of the mailing of the proxy statement related to the Merger, (v) cause the Nominating Committee of Friede Goldman as of the Effective Time to be comprised of J.L. Holloway, John Dane III, two (2) persons who are members of the Board of Directors of Friede Goldman as of the date of this Agreement as designated by Friede Goldman prior to the date of the mailing of the proxy statement related to the Merger and two (2) persons who are members of the Board of Directors of Halter Marine as of the date of this Agreement as designated by Halter Marine prior to the date of the mailing of the proxy statement related to the Merger and (vi) cause the officers of Friede Goldman to be as set forth on Exhibit 7 hereto, in each case until the earlier of the resignation or removal of any such individual or until their respective successors are duly elected and qualified, as the case may be, it being agreed that if any director shall be unable to serve as a director (including as a member or chairperson of any committee) at the Effective Time the party which designated such individual as set forth above shall designate another individual to serve in such individual's place and the Company shall use its best efforts and cause such person to be elected or appointed to such position. If any officer set forth on Exhibit 7 ceases to be a full-time employee of either Halter Marine or Friede Goldman at or before the Effective Time, the parties will agree upon another person to serve in such person's stead.

                  (b) It is the intention of the parties that promptly following the Effective Time, the Board of Directors of Friede Goldman will establish itself as a classified board as contemplated by the Articles of Incorporation of Friede Goldman.


                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Friede Goldman, Halter Marine or the holders of any of the following securities:

                  (a) Each share of common stock, par value $0.01 per share, of Halter Marine (the "Halter Marine Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Halter Marine Common Stock to be cancelled pursuant to Section 2.01(b)) shall be converted, subject to Section 2.02(e), into the right to receive 0.4614 shares of common stock, par value $0.01 per share ("Friede Goldman Common Stock"), of Friede Goldman (the "Exchange Ratio") including the corresponding percentage of a right to purchase shares of Friede Goldman Preferred Stock pursuant to the Friede Goldman Rights Agreement (as such terms are hereinafter defined); provided, however, that in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Friede Goldman Common Stock or Halter Marine Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Halter Marine Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive a certificate representing the shares of Friede Goldman Common Stock into which such


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                                        5

         Halter Marine Common Stock was converted in the Merger. Certificates previously representing shares of Halter Marine Common Stock shall be exchanged for certificates representing whole shares of Friede Goldman Common Stock issued in consideration therefor upon the surrender of such certificates, in accordance with the provisions of Section 2.02, without interest. No fractional share of Friede Goldman Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e) hereof.

                  (b) Each share of Halter Marine Common Stock held in the treasury of Halter Marine and each share of Halter Marine Common Stock owned by Friede Goldman or any direct or indirect wholly owned subsidiary of Friede Goldman or of Halter Marine immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

                  (c) Each share of Friede Goldman Common Stock outstanding immediately prior to the Effective Time shall remain outstanding.

                  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, Friede Goldman shall deposit or shall cause to be deposited with a bank or trust company designated by Friede Goldman and reasonably satisfactory to Halter Marine (the "Exchange Agent"), for the benefit of the holders of shares of Halter Marine Common Stock for exchange in accordance with this Article II through the Exchange Agent, certificates representing the shares of Friede Goldman Common Stock (such certificates for shares of Friede Goldman Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Halter Marine Common Stock. The Exchange Agent shall pursuant to irrevocable instructions deliver the Friede Goldman Common Stock contemplated to be issued pursuant to
         Section 2.01 out of the Exchange Fund. Except as contemplated by
         Section 2.02(e) hereof, the Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. Promptly after the Effective Time, Friede Goldman shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Halter Marine Common Stock (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in customary form) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Friede Goldman Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Friede Goldman Common Stock that such holder has the right to receive in respect of the shares of Halter Marine Common Stock formerly represented by such Certificate (after taking into account all shares of Halter Marine Common Stock then held by such holder), cash in lieu of fractional shares of Friede Goldman Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Halter Marine Common Stock that is not registered in the transfer records of Halter Marine, a certificate representing the proper number of shares of Friede Goldman Common Stock may be issued to a transferee only if the Certificate representing such shares of Halter Marine Common Stock is properly endorsed and is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Friede Goldman Common Stock, cash in lieu of any fractional shares of Friede Goldman Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c).

                  (c) Distributions with Respect to Unexchanged Shares of Friede Goldman Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to Friede Goldman Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Friede Goldman Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined below), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Friede Goldman Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Friede Goldman Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Friede Goldman Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Friede Goldman Common Stock; provided, however, that any amounts remaining unclaimed by holders of shares of Halter Marine Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Friede Goldman, free and clear of any claims or interest of any person previously entitled thereto.

                  (d) No Further Rights in Halter Marine Common Stock. All shares of Friede Goldman Common Stock issued upon conversion of the shares of Halter Marine Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(c) or (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Halter Marine Common Stock.

                  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Friede Goldman Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Friede Goldman Common Stock shall be payable on or with respect to any fractional share and such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Friede Goldman.

                           (ii) As promptly as practicable following the
Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Friede Goldman Common Stock delivered to the Exchange Agent by Friede Goldman pursuant to Section 2.02(a) over (y) the aggregate number of full shares of Friede Goldman Common Stock to be distributed to holders of Halter Marine Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for such holders of Friede Goldman Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange ("NYSE"), all in the manner provided in paragraph (iii) of this Section 2.02(e) which sale transactions shall be made at such times, in such manner and on such terms as the Exchange Agent shall determine in its reasonable discretion.

                           (iii) The sale of the Excess Shares by the Exchange
Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of any such sale or sales have been distributed to such holders of Halter Marine Common Stock, the Exchange Agent will hold such proceeds in trust for such holders of Halter Marine Common Stock as part of the Exchange Fund. Friede Goldman shall pay all commissions, transfer taxes and other out-of-pocket transaction costs of the Exchange Agent incurred in connection with such sale or sales of Excess Shares. In addition, Friede Goldman shall pay the Exchange Agent's compensation and expenses in connection with such sale or sales. The Exchange Agent shall determine the portion of such net proceeds to which each holder of Halter Marine Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Halter Marine Common Stock is entitled (after taking into account all shares of Halter Marine Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of Certificates representing Halter Marine Common Stock are entitled.

                           (iv) Notwithstanding the provisions of Section
2.02(e)(ii) and (iii), Friede Goldman may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of Halter Marine Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Halter Marine Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of Friede Goldman Common Stock as reported on the NYSE (as reported in The Wall Street Journal or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

                           (v) As soon as practicable after the determination of
the amount of cash, if any, to be paid to holders of Halter Marine Common Stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders of Halter Marine Common Stock subject to and in accordance with the terms of Section 2.02(c).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Halter Marine Common Stock for one year after the Effective Time shall be delivered to Friede Goldman, upon demand, and any holders of Halter Marine Common Stock who have not theretofore complied with this Article II shall thereafter look only to Friede Goldman for the shares of Friede Goldman Common Stock, any cash in lieu of fractional shares of Friede Goldman Common Stock to which they are entitled pursuant to Section 2.02(e) and any dividends or other distributions with respect to Friede Goldman Common Stock to which they are entitled pursuant to Section 2.02(c), in each case, without any interest thereon.

                  (g) No Liability. Neither Friede Goldman nor Halter Marine shall be liable to any holder of shares of Halter Marine Common Stock for any such shares of Friede Goldman Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Friede Goldman, the posting by such person of a bond in such reasonable amount as Friede Goldman may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Friede Goldman Common Stock, any cash in lieu of fractional shares of Friede Goldman Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c), in each case, without any interest thereon.

                  (i) Withholding. Friede Goldman or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Halter Marine Common Stock such amounts as Friede Goldman or the Exchange Agent are required to deduct and withhold under the Code, or any provision of state, local or foreign tax law, with respect to the making of such payment. To the extent that amounts are so withheld by Friede Goldman or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Halter Marine Common Stock in respect of whom such deduction and withholding was made by Friede Goldman or the Exchange Agent.

                  (j) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Friede Goldman, on a daily basis. Any interest and other income resulting from such investments shall be paid to Friede Goldman.

                  SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of Halter Marine shall be closed and there shall be no further registration of transfers of shares of Halter Marine Common Stock thereafter on the records of Halter Marine. From and after the Effective Time, the holders of certificates representing shares of Halter Marine Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Halter Marine Common Stock except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Friede Goldman for any reason shall be converted into the shares of Friede Goldman Common Stock, any cash in lieu of fractional shares of Friede Goldman Common Stock to which the holders thereof are entitled pursuant to Section 2.02(e) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.02(c).


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF HALTER MARINE

                  Except as set forth in the Disclosure Schedule delivered by Halter Marine to Friede Goldman prior to the execution of this Agreement (the "Halter Marine Disclosure Schedule"), which shall identify exceptions by specific Section references, Halter Marine hereby represents and warrants to Friede Goldman as follows:

                  SECTION 3.01. Organization and Qualification; Subsidiaries. Each of Halter Marine and each subsidiary of Halter Marine (collectively, the "Halter Marine Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Halter Marine Material Adverse Effect (as defined below). Each of Halter Marine and the Halter Marine Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Halter Marine Material Adverse Effect. For purposes of this Agreement, "Halter Marine Material Adverse Effect" means any change in or effect on the business of Halter Marine and the Halter Marine Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, financial condition, results of operations or prospects of Halter Marine and the Halter Marine Subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (i) the United States economy in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) the failure to obtain applicable regulatory or third party consents that may be required in connection with this Agreement or the transactions contemplated hereby, or (iv) to the offshore oil services industry in general; provided, however, that a Halter Marine Material Adverse Effect shall include any change in or effect on the business of Halter Marine and the Halter Marine Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, financial condition, results of operations or prospects of Halter Marine and the Halter Marine Subsidiaries taken as a whole if such change or effect is significantly more adverse to Halter Marine and the Halter Marine Subsidiaries taken as a whole than to the offshore oil services industry in general. Section 3.01 of Halter Marine Disclosure Schedule sets forth a complete and correct list of all of the Halter Marine Subsidiaries. Halter Marine has made available to Friede Goldman prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

                  SECTION 3.02. Capitalization. The authorized capital stock of Halter Marine consists of (a) 150,000,000 shares of Halter Marine Common Stock and (b) 1,000,000 shares of preferred stock, par value $0.01 per share (the "Halter Marine Preferred Stock"). As of April 30, 1999, (i) 28,856,661 shares of Halter Marine Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) no shares of Halter Marine Common Stock were held in the treasury of Halter Marine or by the Halter Marine Subsidiaries, (iii) 3,585,600 shares of Halter Marine Common Stock were reserved for issuance upon exercise of Halter Marine Options heretofore granted pursuant to the Halter Marine Stock Option Plans, and (iv) no shares of

Halter Marine Preferred Stock were issued or outstanding. Except for (i) 3,268,600 Halter Marine Options, 862,656 shares of Restricted Stock and no Stock Equivalents (as such terms are defined in the Halter Marine Stock Option Plans) granted pursuant to the Halter Marine Stock Option Plans, (ii) the rights (the "Halter Marine Preferred Stock Rights") issued pursuant to the Stockholder Rights Agreement dated as of September 23, 1996 between the Company and The Bank of New York as Rights Agent (the "Halter Marine Rights Agreement"), (iii) the $185 million aggregate principal amount of 4 1/2% Convertible Subordinated Notes due September 15, 2004 (the "Convertible Notes"), or (iv) agreements or arrangements described in Section 3.02 or 3.08 of the Halter Marine Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Halter Marine or any Halter Marine Subsidiary is a party or by which Halter Marine or any Halter Marine Subsidiary is bound relating to the issued or unissued capital stock of Halter Marine or any Halter Marine Subsidiary, or securities convertible into or exchangeable for such capital stock, or obligating Halter Marine or any Halter Marine Subsidiary to issue or sell any shares of capital stock, or securities convertible into or exchangeable for such capital stock of, or other equity interests in, Halter Marine or any Halter Marine Subsidiary. Since April 30, 1999, Halter Marine has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than those shares of capital stock reserved for issuance as set forth in this Section
3.02 or as set forth in Section 3.02 of the Halter Marine Disclosure Schedule. Halter Marine has previously provided Friede Goldman with a list, as of the date hereof, of the prices at which outstanding Halter Marine Options may be exercised under the applicable Halter Marine Stock Option Plan and the number of Halter Marine Options outstanding at each such price. All shares of Halter Marine Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in this Section
3.02 or Section 3.02 of Halter Marine Disclosure Schedule, there are no outstanding contractual obligations of Halter Marine or any Halter Marine Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of,
(iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Halter Marine Common Stock or any capital stock of any Halter Marine Subsidiary. Each outstanding share of capital stock of each Halter Marine Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, is owned by Halter Marine or another Halter Marine Subsidiary and is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Halter Marine's or such other Halter Marine Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Halter Marine Material Adverse Effect. Except as set forth in
Section 3.02 of the Halter Marine Disclosure Schedule, there are no material outstanding contractual obligations of Halter Marine or any Halter Marine Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Halter

Marine Subsidiary or any other person, other than guarantees by Halter Marine of any indebtedness of any Halter Marine Subsidiary.

                  SECTION 3.03. Authority Relative to This Agreement. Halter Marine has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by Halter Marine. The execution and delivery of this Agreement by Halter Marine and the consummation by Halter Marine of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Halter Marine and no other stockholder votes are necessary to authorize this Agreement or to consummate such transactions (other than, with respect to the Merger, the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of Halter Marine Common Stock entitled to vote thereon (the "Halter Marine Stockholder Approval")). The Board of Directors of Halter Marine, at a meeting duly called and held, has (i) determined that this Agreement, and the transactions contemplated hereby (including the Merger), are fair to and in the best interests of the Company's stockholders, (ii) approved, adopted and declared the advisability of this Agreement and the transactions contemplated hereby (including the Merger), (iii) resolved to recommend approval and adoption of this Agreement by its stockholders and (iv) directed that this Agreement and the transactions contemplated hereby be submitted to Halter Marine's stockholders for approval at a meeting of such stockholders. This Agreement has been duly authorized and validly executed and delivered by Halter Marine and constitutes the legal, valid and binding obligation of Halter Marine, enforceable against Halter Marine in accordance with its terms. Halter Marine has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to or as a result of the Merger and the transactions contemplated by this Agreement, without any further action on the part of the stockholders or the Board of Directors of Halter Marine. To Halter Marine's knowledge, no other state takeover statute is applicable to the Merger. Halter Marine has taken all action necessary to render the Halter Marine Preferred Stock Rights issued pursuant to the terms of the Halter Marine Rights Agreement inapplicable to, or not exercisable as a result of, the Merger, the execution and delivery of this Agreement or the transactions contemplated by this Agreement.

                  SECTION 3.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Halter Marine do not, and the performance of this Agreement by Halter Marine will not, (i) assuming the Halter Marine Stockholder Approval is obtained, conflict with or violate any provision of Halter Marine's Certificate of Incorporation ("Halter Marine Certificate") or Halter Marine's By-laws ("Halter Marine By-laws") or any equivalent organizational documents of any Halter Marine Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.04(b) have been obtained and all filings described in Section 3.04(b) have been made, conflict with or violate any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction or decree ("Law") applicable to Halter Marine or any Halter

Marine Subsidiary or by which any property or asset of Halter Marine or any Halter Marine Subsidiary is bound or affected or (iii) except as set forth in
Section 3.04(a) of the Halter Marine Disclosure Schedule, result in any breach of, any loss of any benefit under or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Halter Marine or any Halter Marine Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Halter Marine Permit (as defined in Section 3.05) or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would neither, individually or in the aggregate, (A) have a Halter Marine Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Halter Marine. The execution and delivery of this Agreement by Halter Marine do not, and the performance of this Agreement by Halter Marine will not, result in any breach of, any loss or any benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Halter Marine, under the Indenture dated as of September 15, 1997, among Halter Marine and U.S. Trust Company of Texas, N.A., as Trustee (the "Halter Marine Indenture") relating to the Convertible Notes or give rise to any obligation to make an offer to purchase the Convertible Notes pursuant to the terms of the Halter Marine Indenture.

                  (b) Except as set forth in Section 3.04(b) of the Halter Marine Disclosure Schedule, the execution and delivery of this Agreement by Halter Marine do not, and the performance of this Agreement by Halter Marine will not, require any consent, approval, authorization or permit of or filing with or notification to any domestic or foreign governmental, administrative, judicial or regulatory authority ("Governmental Entity"), except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the American Stock Exchange (the "AMEX"), premerger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filing and recordation of the Certificate of Merger and Articles of Merger as required by the DGCL and MBCA, respectively, and as otherwise set forth in Section 3.04(b) of the Halter Marine Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent Halter Marine from performing its material obligations under this Agreement or (C) individually or in the aggregate, have a Halter Marine Material Adverse Effect.

                  SECTION 3.05. Permits; Compliance. Each of Halter Marine and the Halter Marine Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for Halter Marine or any Halter Marine Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in Halter Marine SEC Filings (as defined herein) and as it is now being conducted (the "Halter Marine Permits"), and all such Halter Marine Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Halter Marine Permits would neither, individually or in the aggregate, (a) have a Halter Marine Material Adverse Effect nor (b) prevent or materially delay the performance of this Agreement by Halter Marine, and, as of the date of this Agreement, no suspension or cancellation of any of the Halter Marine Permits is pending or, to the knowledge of Halter Marine, threatened, except where the failure to have, or the suspension or cancellation of, any of the Halter Marine Permits would neither, individually or in the aggregate, (x) have a Halter Marine Material Adverse Effect nor (y) prevent or materially delay the performance of this Agreement by Halter Marine. Neither Halter Marine nor any Halter Marine Subsidiary is in conflict with, or in default or violation of,
(i) any Law applicable to Halter Marine or any Halter Marine Subsidiary or by which any property, asset or operation of Halter Marine or any Halter Marine Subsidiary is bound or affected or (ii) any Halter Marine Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Halter Marine Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Halter Marine.

                  SECTION 3.06. SEC Filings; Financial Statements. (a) Halter Marine has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since June 30, 1997 (collectively, the "Halter Marine SEC Filings"). The Halter Marine SEC Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Halter Marine Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Halter Marine SEC Filings was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Halter Marine and the consolidated Halter Marine Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not expected, individually or in the aggregate, to have a Halter Marine Material Adverse Effect). The books and records of Halter Marine and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of Halter Marine and the consolidated Halter Marine Subsidiaries as of March 31, 1998 included in Halter Marine's Form 10-K for the year ended March 31, 1998, including the notes thereto, neither Halter Marine nor any Halter Marine Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations (i) disclosed in the Halter Marine SEC Filings filed under the Securities Act or the Exchange Act prior to the date hereof or (ii) incurred in the ordinary course of business since March 31, 1998 that would neither individually or in the aggregate (A) have a Halter Marine Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Halter Marine.

                  SECTION 3.07. Absence of Certain Changes or Events. Since March 31, 1998, except as contemplated by or as disclosed in this Agreement, as set forth in Section 3.07 of the Halter Marine Disclosure Schedule or as disclosed in any Halter Marine SEC Filing filed prior to the date of this Agreement, Halter Marine and the Halter Marine Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Halter Marine Material Adverse Effect or an event or development (including in connection with the Merger) that would, individually or in the aggregate, have a Halter Marine Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by Halter Marine, or (c) any action taken by Halter Marine or any of the Halter Marine Subsidiaries during the period from April 1, 1998 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

                  SECTION 3.08. Employee Benefit Plans; Labor Matters. (a)
Section 3.08(a) of the Halter Marine Disclosure Schedule sets forth a true and complete list as of the date hereof of each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained or contributed to by Halter Marine or any Halter Marine Subsidiary, or with respect to which Halter Marine or any Halter Marine Subsidiary could incur material liability under
Section 4069, 4212(c) or 4204 of ERISA (the "Halter Marine Benefit Plans"). With respect to each Halter Marine Benefit Plan that is a stock-based plan, Halter Marine has heretofore delivered to Friede Goldman a true and complete copy of such Halter Marine Benefit Plan. With respect to each other Halter Marine Benefit Plan, Halter Marine will make available to Friede Goldman, promptly after the date hereof, a true and complete copy of such Halter Marine Benefit Plan and (i) the most recent annual report (Form 5500) filed with the Internal Revenue Service (the

"IRS"), if any, (ii) the most recent actuarial report or valuation (if any) relating to any Halter Marine Benefit Plan subject to Title IV of ERISA and
(iii) the most recent determination letter, if any, issued by the IRS with respect to any Halter Marine Benefit Plan qualified under Section 401(a) of the Code.

                  (b) With respect to each Halter Marine Benefit Plan that is subject to Title IV of ERISA, (A) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Halter Marine Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event would not have a Halter Marine Material Adverse Effect and
(B) no condition exists that would subject Halter Marine or any Halter Marine Subsidiary to any fine under Section 4071 of ERISA, except where such condition would not have a Halter Marine Material Adverse Effect. No Halter Marine Benefit Plan is a "multiemployer pension plan" (as such term is defined in section 3(37) of ERISA).

                  (c) With respect to the Halter Marine Benefit Plans, no event has occurred and, to the knowledge of Halter Marine, there exists no condition or set of circumstances in connection with which Halter Marine or any Halter Marine Subsidiary could be subject to any liability under the terms of such Halter Marine Benefit Plans, ERISA, the Code or any other applicable Law that, individually or in the aggregate, would have a Halter Marine Material Adverse Effect. Each of the Halter Marine Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Halter Marine Material Adverse Effect. Each of the Halter Marine Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, that would cause the loss of any such qualification, except where such loss of qualification would not have a Halter Marine Material Adverse Effect. Except as set forth in Section 3.08(c) of the Halter Marine Disclosure Schedule, no Halter Marine Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Halter Marine or any Halter Marine Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Halter Marine or any Halter Marine Subsidiary or
(iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts payable by Halter Marine or any Halter Marine Subsidiary as of the Effective Time with respect to each Halter Marine Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

                  (d) Except as set forth in Section 3.08(d) of the Halter Marine Disclosure Schedule, neither Halter Marine nor any Halter Marine Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by Halter Marine or any Halter Marine Subsidiary and no collective bargaining agreement or other labor union contract is being negotiated by Halter Marine or any Halter Marine Subsidiary that is material to Halter Marine and the Halter Marine Subsidiaries taken as a whole. As of the date of this Agreement, there is no material labor dispute, strike, slowdown or work stoppage against Halter Marine or any Halter Marine Subsidiary pending or, to the knowledge of Halter Marine, threatened that may interfere with the respective business activities of Halter Marine or any Halter Marine Subsidiary, except where such dispute, strike, slowdown or work stoppage would not have a Halter Marine Material Adverse Effect. As of the date of this Agreement, to the knowledge of Halter Marine, none of Halter Marine, any Halter Marine Subsidiary or their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of Halter Marine or any Halter Marine Subsidiary, and there is no charge or complaint against Halter Marine or any Halter Marine Subsidiary by the National Labor Relations Board or any comparable state or foreign agency pending or, to the knowledge of Halter Marine, threatened, except where such unfair labor practice, charge or complaint would not have a Halter Marine Material Adverse Effect.

                  (e) Halter Marine has identified in Section 3.08(e) of the Halter Marine Disclosure Schedule and has made available to Friede Goldman true and complete copies of (i) all severance and employment agreements with directors, executive officers, key employees or material consultants of Halter Marine; (ii) all severance programs and policies of each of Halter Marine and each Halter Marine Subsidiary with or relating to its employees; and (iii) all plans, programs, agreements and other arrangements of each of Halter Marine and each Halter Marine Subsidiary with or relating to its employees that contain change in control provisions (the "Halter Marine Change in Control Arrangements"). Except as set forth in Section 3.08(e) of the Halter Marine Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Halter Marine or any of its affiliates from Halter Marine or any of its affiliates under any Halter Marine Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Halter Marine Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

                  (f) Halter Marine is currently in compliance with all applicable laws, regulations and rules relating to the employment of labor, including those related to wages, hours and the payment of withholding taxes and other sums required by a governmental authority and has withheld and paid to the appropriate government authority or is holding for payment not yet due to such authority all amounts required to be withheld on behalf of any of

Halter Marine's employees, and is not liable for arrears of wages, taxes, penalties or other sums for failure to comply with the foregoing.

                  SECTION 3.09. Contracts; Debt Instruments. Except as disclosed in or attached as exhibits to the Halter Marine SEC Filings or as disclosed in
Section 3.09(a) of Halter Marine Disclosure Schedule, neither Halter Marine nor any of the Halter Marine Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (a "contract") (i) except as set forth in Section 3.08(e) of the Halter Marine Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (ii) as of the date hereof, any vessel or customer contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), that requires expenditures in excess of $10 million or that requires annual expenditures in excess of $10 million and is not cancelable within one year, that has not been filed or incorporated by reference in the Halter Marine SEC Filings, (iii) that contains any material non-compete provisions with respect to any line of business or geographic area in which business is conducted with respect to Halter Marine or any of the Halter Marine Subsidiaries or that restricts the conduct of any line of business by Halter Marine or any of the Halter Marine Subsidiaries or any geographic area in which Halter Marine or any of the Halter Marine Subsidiaries may conduct business, in each case in any material respect, (iv) that would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement, (v) that obligates Halter Marine or any of the Halter Marine Subsidiaries to make any compensation payments or issue or pay anything of value to any director, executive officer, key employee or consultant, or (vi) that is a loan, credit or similar contract. Each contract, arrangement, commitment or understanding of the type described in this Section 3.09, whether or not set forth in Section 3.09 of the Halter Marine Disclosure Schedule, is referred to herein as a "Halter Marine Material Contract." Each Halter Marine Material Contract is valid and binding on Halter Marine or any of the Halter Marine Subsidiaries, as applicable, and in full force and effect, and Halter Marine and each of the Halter Marine Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Halter Marine Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Halter Marine Material Adverse Effect. Neither Halter Marine nor any Halter Marine Subsidiary knows of, or has received notice of, any violation or default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Halter Marine Material Contract or any other loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Halter Marine Material Adverse Effect. Set forth in Section 3.09(c) of the Halter Marine Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Halter Marine and the Halter Marine Subsidiaries from that described in the notes to the financial statements incorporated in Halter Marine's Form 10-K for the year ended March 31, 1998.

                  SECTION 3.10. Litigation. Except as disclosed in the Halter Marine SEC Filings or in Section 3.10 of the Halter Marine Disclosure Schedule, as of the date hereof there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Halter Marine, threatened in writing against Halter Marine or any Halter Marine Subsidiary by or before any Governmental Entity that (a) individually or in the aggregate, is reasonably likely to have a Halter Marine Material Adverse Effect or (b) challenges the validity or propriety, or seeks to prevent consummation of, the transactions contemplated by this Agreement. Except as disclosed in the Halter Marine SEC Filings or in Section 3.10 of the Halter Marine Disclosure Schedule, neither Halter Marine nor any Halter Marine Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Halter Marine Material Adverse Effect.

                  SECTION 3.11. Environmental Matters. Except as disclosed in the Halter Marine SEC Filings or in Section 3.11 of the Halter Marine Disclosure Schedule or as would not, individually or in the aggregate, have a Halter Marine Material Adverse Effect:

                  (a) Halter Marine and the Halter Marine Subsidiaries (i) are in compliance with all, and are not subject to any liability pursuant to, applicable Environmental Laws (as defined below), (ii) hold or have applied for all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither Halter Marine nor any Halter Marine Subsidiary has received any written notice, demand, letter, claim, request for information or other written communication alleging that Halter Marine or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

                  (c) neither Halter Marine nor any Halter Marine Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below) and, to the knowledge of Halter Marine, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials; and

                  (d) none of the real property owned or leased by Halter Marine or any Halter Marine Subsidiary is listed or, to the knowledge of Halter Marine, proposed for listing on the "National Priorities List" or the Comprehensive Environmental Response, Compensation and Liability Information Systems under CERCLA, or any similar state or foreign list of sites requiring investigation or cleanup, in each case as updated through the Effective Time.

                  (e) No Hazardous Material has been released, discharged or disposed of at, to or from, or transported offsite from, any property currently owned or operated by Halter Marine or any Halter Marine Subsidiary or, during the period of such ownership or operation, any property formerly owned or operated by Halter Marine or any Halter Marine Subsidiary.

                  For purposes of this Agreement:

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the Effective Date.

                  "Environmental Laws" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, treaty, writ or order and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion, or agency requirement, in each case having the force and effect of law, relating to the pollution, protection, investigation or restoration of the environment, health and safety or natural resources, including, without limitation, those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  "Environmental Permits" means any permit, approval, identification number, license and other authorization required under or issued pursuant to any applicable Environmental Law.

                  "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  SECTION 3.12. Trademarks, Patents and Copyrights. Except as set forth in Section 3.12 of the Halter Marine Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Halter Marine Material Adverse Effect, Halter Marine and each of the Halter Marine Subsidiaries own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, software, mailing lists, mask works, know-how and other proprietary rights and information, including all applications with respect thereto (collectively, "Proprietary Rights") used or held for use in connection with the business of Halter Marine and the Halter Marine Subsidiaries as currently conducted or as contemplated to be conducted, and Halter Marine is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Halter Marine and the Halter Marine Subsidiaries as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any Proprietary Rights of any third party that, individually or in the aggregate, could have a Halter Marine Material Adverse Effect. To Halter Marine's knowledge, there are no infringements of any Proprietary Rights owned by or licensed by or to Halter Marine or any Halter Marine Subsidiary that, individually or in the aggregate, could have a Halter Marine Material Adverse Effect.

                  SECTION 3.13. Taxes. (a) Except for such matters as would not have a Halter Marine Material Adverse Effect, (i) Halter Marine and the Halter Marine Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes (as defined below) for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Halter Marine and the Halter Marine Subsidiaries, (ii) all Taxes that are due (whether or not shown to be due on such returns or reports) prior to the Effective Time have been paid or will be paid (other than Taxes that (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined), (iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against Halter Marine or any of the Halter Marine Subsidiaries, which deficiency has not been paid other than any deficiency being contested in good faith and (iv) Halter Marine and the Halter Marine Subsidiaries have provided adequate reserves (in accordance with GAAP) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges.

                  (b) To the best of Halter Marine's knowledge, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Halter Marine or any of its Subsidiaries, nor has Halter Marine or any of its Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Halter Marine Material Adverse Effect.

                  (c) There are no Tax liens upon any property or assets of Halter Marine or any of the Halter Marine Subsidiaries except liens for current Taxes not yet due and except for liens that have not had and are not reasonably likely to have a Halter Marine Material Adverse Effect.

                  (d) Neither Halter Marine nor any of its Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by Halter Marine or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Halter Marine Material Adverse Effect.

                  (e) Except as set forth in the financial statements described in Section 3.06, neither Halter Marine nor any of its Subsidiaries has entered into a transaction that is being accounted for under the installment method of
Section 453 of the Code, which would be reasonably likely to have a Halter Marine Material Adverse Effect.

                  (f) Neither Halter Marine nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                  (g) Except as set forth in Section 3.13(g) of the Halter Marine Disclosure Schedule, neither Halter Marine nor any of the Halter Marine Subsidiaries is a party to any agreement providing for the allocation, sharing or indemnification of Taxes with any entity that is not, directly or indirectly, a wholly owned corporate subsidiary of Halter Marine, other than agreements the consequences of which are fully and adequately reserved for in the Halter Marine and Halter Marine Subsidiaries financial statements.

                  (h) As of the time of the March 31, 1997 distribution of Halter Marine stock by Trinity Industries, Inc. there had been no negotiations, agreements or arrangements regarding the acquisition of the stock or assets of Halter Marine by Friede Goldman or the acquisition of the stock or assets of Friede Goldman by Halter Marine between (1) the management or the Board of Directors of Halter Marine or Halter Marine's representatives in their capacity as such and (2) the management or the Board of Directors of Friede Goldman or Friede Goldman's representatives in their capacity as such.

                  (i) As of the time of the March 31, 1997 distribution of Halter Marine stock by Trinity Industries, Inc., neither the management nor the Board of Directors of Halter

Marine had a plan or intent to effect the acquisition of the stock of Halter Marine by Friede Goldman (or anyone else) or a plan or intent to engage in any other transaction that would have caused the Halter Marine stockholders (as determined immediately after the March 31, 1997 distribution of Halter Marine stock by Trinity Industries, Inc.) to fail to own Halter Marine stock constituting "control" within the meaning of Section 368(c) of the Code.

                  (j) As of the time immediately after the March 31, 1997 distribution of Halter Marine stock by Trinity Industries, Inc., the management of Halter Marine was not aware of any plan or intention of any Halter Marine stockholder that individually owned 5 percent or more of the stock of Halter Marine (as determined immediately after the March 31, 1997 distribution of Halter Marine stock by Trinity Industries, Inc.) (each such stockholder referred to as a "5% Stockholder") to transfer Halter Marine stock after the distribution that would have caused, individually or in aggregate with transfers by other 5% Stockholders, the Halter Marine stockholders (as determined immediately after the March 31, 1997 distribution of Halter Marine stock by Trinity Industries, Inc.) to fail to own Halter Marine stock constituting "control" within the meaning of Section 368(c) of the Code.

                  SECTION 3.14. Opinion of Financial Advisor. Donaldson Lufkin & Jenrette Incorporated ("DLJ") has delivered to the Board of Directors of Halter Marine its written opinion dated as of June 1, 1999, a copy of which opinion has been delivered to Friede Goldman, that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of Halter Marine Common Stock.

                  SECTION 3.15. Vote Required. The Halter Marine Stockholder Approval is the only vote of the holders of any class or series of capital stock of Halter Marine necessary to approve the Merger.

                  SECTION 3.16. Brokers. No broker, finder or investment banker (other than DLJ) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Halter Marine or any Halter Marine Subsidiary. Halter Marine has heretofore made available to Friede Goldman a complete and correct copy of all agreements between Halter Marine and DLJ pursuant to which such firm would be entitled to any payment relating to the Merger.

                  SECTION 3.17. Insurance. Halter Marine maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Halter Marine (taking into account the cost and availability of such insurance).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                OF FRIEDE GOLDMAN

                  Except as set forth in the Disclosure Schedule delivered by Friede Goldman to Halter Marine prior to the execution of this Agreement (the "Friede Goldman Disclosure Schedule"), which shall identify exceptions by specific Section references, Friede Goldman hereby represents and warrants to Halter Marine as follows:

                  SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Friede Goldman and each other subsidiary of Friede Goldman (collectively, the "Friede Goldman Subsidiaries") has been duly organized, and is validly existing and in good standing, under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Friede Goldman Material Adverse Effect (as defined below). Each of Friede Goldman and the other Friede Goldman Subsidiaries is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing or good standing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Friede Goldman Material Adverse Effect. For purposes of this Agreement, "Friede Goldman Material Adverse Effect" means any change in or effect on the business of Friede Goldman and the Friede Goldman Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, financial condition, results of operations or prospects of Friede Goldman and the Friede Goldman Subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (i) the United States economy in general, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iii) the failure to obtain applicable regulatory or third party consents that may be required in connection with this Agreement or the transactions contemplated hereby, or (iv) to the offshore oil services industry in general; provided, however, that a Friede Goldman Material Adverse Effect shall include any change in or effect on the business of Friede Goldman and the Friede Goldman Subsidiaries that is, or is reasonably likely to be, materially adverse to the business, financial condition, results of operations or prospects of Friede Goldman and the Friede Goldman Subsidiaries taken as a whole if such change or effect is significantly more adverse to Friede Goldman and the Friede Goldman Subsidiaries taken as a whole than to the offshore oil services industry in general. Section 4.01 of the Friede Goldman Disclosure Schedule sets forth a complete and correct list of all of the Friede Goldman Subsidiaries. Friede Goldman has made available to Halter Marine prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

                  SECTION 4.02. Capitalization. The authorized capital stock of Friede Goldman consists of (a) 125,000,000 shares of Friede Goldman Common Stock and (b) 5,000,000 shares of preferred stock, par value $0.01 per share (the "Friede Goldman Preferred Stock"). As of April 30, 1999, (i) 23,356,572 shares of Friede Goldman Common Stock were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, and
(ii) no shares of Friede Goldman Common Stock were held in the treasury of Friede Goldman or by the Friede Goldman Subsidiaries. As of April 30, 1999, (i) 2,335,657 shares of Friede Goldman Common Stock were reserved for issuance upon exercise of current stock options granted pursuant to the stock based plans set forth in Section 4.08(a) of the Friede Goldman Disclosure Schedule (the "Friede Goldman Stock Option Plans"), upon exercise of future grants of stock options and upon conversion or exchange of Friede Goldman Preferred Stock and (ii) no shares of Preferred Stock were issued and outstanding. Except for (i) Friede Goldman Options granted pursuant to the Friede Goldman Stock Option Plans, (ii) the rights (the "Friede Goldman Preferred Stock Rights") issued pursuant to the Friede Goldman Stockholder Rights Agreement dated as of December 7, 1998 between Friede Goldman and American Stock Transfer & Trust Company as Rights Agent (the "Friede Goldman Rights Agreement"), (iii) shares issuable upon conversion of Friede Goldman Preferred Stock or (iv) agreements or arrangements described in
Section 4.02 or Section 4.08 of the Friede Goldman Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Friede Goldman or any Friede Goldman Subsidiary is a party or by which Friede Goldman or any Friede Goldman Subsidiary is bound relating to the issued or unissued capital stock of Friede Goldman or any Friede Goldman Subsidiary, or securities convertible into or exchangeable for such capital stock or obligating Friede Goldman or any Friede Goldman Subsidiary to issue or sell any shares of capital stock, or securities convertible into or exchangeable for such capital stock of, or other equity interests in, Friede Goldman or any Friede Goldman Subsidiary. Since April 30, 1999, Friede Goldman has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than those shares of capital stock reserved for issuance as set forth in this Section
4.02 or as set forth in Section 4.02 of the Friede Goldman Disclosure Schedule. All shares of Friede Goldman Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The shares of Friede Goldman Common Stock to be issued in connection with the Merger, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights. Except as set forth in this Section 4.02 or Section 4.02 of the Friede Goldman Disclosure Schedule, there are no outstanding contractual obligations of Friede Goldman or any Friede Goldman Subsidiary (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or
(v) granting any preemptive or antidilutive right with respect to, any shares of Friede Goldman Common Stock or any capital stock of any Friede Goldman Subsidiary. Each outstanding share of capital stock of each Friede Goldman Subsidiary is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, is owned by Friede Goldman or another Friede Goldman Subsidiary and is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Friede Goldman's or such other Friede Goldman Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Friede Goldman Material Adverse Effect. Except as set forth in Section 4.02 of the Friede Goldman Disclosure Schedule, there are no material outstanding contractual obligations of Friede Goldman or any Friede Goldman Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Friede Goldman Subsidiary or any other person, other than guarantees by Friede Goldman of any indebtedness of any Friede Goldman Subsidiary.

                  SECTION 4.03. Authority Relative to This Agreement. Friede Goldman has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein to be consummated by Friede Goldman. Each of
(i) the execution and delivery of this Agreement by Friede Goldman and the consummation by Friede Goldman of such transactions, (ii) the increase in the number of directors of Friede Goldman to eleven (11) (the "Board Size Increase") and (iii) the amendments to the Friede Goldman Stock Option Plan pursuant to
Section 6.07 (the "Stock Option Plan Amendment") has been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Friede Goldman are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than, with respect to the approval of (i) the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Friede Goldman Common Stock and (ii) the Board Size Increase and the Stock Option Plan Amendment by the affirmative vote of a majority of votes cast by the holders of outstanding shares of Friede Goldman Common Stock at a meeting of Friede Goldman Stockholders duly held for such purposes (together, the "Friede Goldman Stockholder Approval"). The Board of Directors of Friede Goldman, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger), are fair to and in the best interests of Friede Goldman's Stockholders, (ii) approved, adopted and declared the advisability of this Agreement and the transactions contemplated hereby (including the Merger, the Board Size Increase and the Stock Option Plan Amendment), (iii) resolved to recommend approval and adoption of the Merger, the Board Size Increase and the Stock Option Plan Amendment by its stockholders and (iv) directed that the Merger Agreement, Board Size Increase and the Stock Option Plan Amendment be submitted to Friede Goldman's stockholders for approval at a meeting of such stockholders. This Agreement has been duly authorized and validly executed and delivered by Friede Goldman and constitutes the legal, valid and binding obligation of Friede Goldman, enforceable against Friede Goldman in accordance with its terms. Friede Goldman has taken all action necessary to render the Friede Goldman Preferred Stock Rights issued pursuant to the terms of the Friede Goldman Rights Agreement inapplicable to, or not exercisable as a result of, the Merger, the execution and delivery of this Agreement or the transactions contemplated by this Agreement, provided that no stockholder of Halter Marine would beneficially own 15% or more of the outstanding shares of Friede Goldman Common Stock at the Effective Time.

                  SECTION 4.04. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Friede Goldman do not, and the performance of this Agreement by Friede Goldman will not, (i) assuming the Friede Goldman Stockholder Approval is obtained, conflict with or violate any provision of the Articles of Incorporation or By-laws of Friede Goldman or any equivalent organizational documents of any Friede Goldman Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings described in
Section 4.04(b) have been made, conflict with or violate any foreign or domestic Law applicable to Friede Goldman or any Friede Goldman Subsidiary or by which any property or asset of Friede Goldman or any Friede Goldman Subsidiary is bound or affected or (iii) except as set forth in Section 4.04(a) of the Friede Goldman Disclosure Schedule, result in any breach of, any loss of any benefit under or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Friede Goldman or any Friede Goldman Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Friede Goldman Permit (as defined in Section 4.05), other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would neither, individually or in the aggregate, (A) have a Friede Goldman Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Friede Goldman.

                  (b) Except as set forth in Section 4.04(b) of the Friede Goldman Disclosure Schedule, the execution and delivery of this Agreement by Friede Goldman do not, and the performance of this Agreement by Friede Goldman will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign Governmental Entity, except (i) for applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the NYSE, premerger notification requirements of the HSR Act, filing and recordation of the Certificate of Merger and Articles of Merger, as required by the DGCL and MBCA, respectively, and as otherwise set forth in Section 4.04(b) of the Friede Goldman Disclosure Schedule and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Merger, (B) otherwise prevent Friede Goldman from performing its material obligations under this Agreement or (C) individually or in the aggregate, have a Friede Goldman Material Adverse Effect.

                  SECTION 4.05. Permits; Compliance. Each of Friede Goldman and the Friede Goldman Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances and orders of any Governmental Entity necessary for Friede Goldman or any Friede Goldman Subsidiary to own, lease and operate its properties or to carry on their respective businesses substantially in the manner described in the Friede Goldman SEC Filings (as defined herein) and as it is now being conducted (the "Friede Goldman Permits"), and all such Friede Goldman Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, any of the Friede Goldman Permits would neither, individually or in the aggregate, (a) have a Friede Goldman Material Adverse Effect nor (b) prevent or materially delay the performance of this Agreement by Friede Goldman, and, as of the date of this Agreement, no suspension or cancellation of any of the Friede Goldman Permits is pending or, to the knowledge of Friede Goldman, threatened, except where the failure to have, or the suspension or cancellation of, any of the Friede Goldman Permits would neither, individually or in the aggregate, (x) have a Friede Goldman Material Adverse Effect nor (y) prevent or materially delay the performance of this Agreement by Friede Goldman. Neither Friede Goldman nor any Friede Goldman Subsidiary is in conflict with, or in default or violation of,
(i) any Law applicable to Friede Goldman or any Friede Goldman Subsidiary or by which any property, asset or operation of Friede Goldman or any Friede Goldman Subsidiary is bound or affected or (ii) any Friede Goldman Permits, except for any such conflicts, defaults or violations that would neither, individually or in the aggregate, (A) have a Friede Goldman Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Friede Goldman.

                  SECTION 4.06. SEC Filings; Financial Statements. (a) Friede Goldman has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since July 21, 1997 (collectively, the "Friede Goldman SEC Filings"). The Friede Goldman SEC Filings (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Friede Goldman Subsidiary is subject to the periodic reporting requirements of the Exchange Act.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Friede Goldman SEC Filings was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Friede Goldman and the consolidated Friede Goldman Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that were not and are not expected, individually or in the aggregate, to have a Friede Goldman Material Adverse Effect). The books and records of Friede Goldman and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

                  (c) Except as and to the extent set forth on the consolidated balance sheet of Friede Goldman and the consolidated Friede Goldman Subsidiaries as of December 31, 1998 included in Friede Goldman's Form 10-K for the year ended December 31, 1998, including the notes thereto, neither Friede Goldman nor any Friede Goldman Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations (i) disclosed in the Friede Goldman SEC Filings filed under the Securities Act or the Exchange Act prior to the date hereof or (ii) incurred in the ordinary course of business since December 31, 1998 that would neither, individually or in the aggregate, (A) have a Friede Goldman Material Adverse Effect nor (B) prevent or materially delay the performance of this Agreement by Friede Goldman.

                  SECTION 4.07. Absence of Certain Changes or Events. Since December 31, 1998, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.07 of the Friede Goldman Disclosure Schedule or as disclosed in any Friede Goldman SEC Filing filed prior to the date of this Agreement, Friede Goldman and the Friede Goldman Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Friede Goldman Material Adverse Effect or an event or development (including in connection with the Merger) that would, individually or in the aggregate, have a Friede Goldman Material Adverse Effect, (b) any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by Friede Goldman or (c) any action taken by Friede Goldman or any of the Friede Goldman Subsidiaries during the period from December 31, 1998 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.02.

                  SECTION 4.08. Employee Benefit Plans; Labor Matters. (a)
Section 4.08(a) of the Friede Goldman Disclosure Schedule sets forth a true and complete list as of the date hereof of each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in section 3(3) of ERISA, maintained or contributed to by Friede Goldman or any Friede Goldman Subsidiary, or with respect to which Friede Goldman or any Friede Goldman Subsidiary could incur material liability under section 4069, 4212(c) or 4204 of ERISA (the "Friede Goldman Benefit Plans"). With respect to each Friede Goldman Benefit Plan that is a stock-based plan, Friede Goldman has heretofore delivered to Halter Marine a true and complete copy of such Friede Goldman Benefit Plan. With respect to each other Friede Goldman Benefit Plan, Friede Goldman will make available to Halter Marine, promptly after the date hereof, a true and complete copy of such Friede Goldman Benefit Plan and (i) the most recent annual report (Form
5500) filed with the IRS, if any (ii) the most recent actuarial report or valuation (if any) relating to any Friede Goldman Benefit Plan subject to Title IV of ERISA and (iii) the most recent determination letter, if any, issued by the IRS with respect to any Friede Goldman Benefit Plan qualified under Section 401(a) of the Code.

                  (b) With respect to each Friede Goldman Benefit Plan that is subject to Title IV of ERISA, (A) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Friede Goldman Benefit Plan for which the 30-day notice requirement has not been waived, except where such reportable event would not have a Friede Goldman Material Adverse Effect, and (B) no condition exists that would subject Friede Goldman or any ERISA Affiliate to any fine under Section 4071 of ERISA, except where such condition would not have a Friede Goldman Material Adverse Effect. Except as set forth in
Section 4.08(b) of the Friede Goldman Disclosure Schedule, no Friede Goldman Benefit Plan is a "multiemployer pension plan" (as such term is defined in section 3(37) of ERISA).

                  (c) With respect to the Friede Goldman Benefit Plans, no event has occurred and, to the knowledge of Friede Goldman, there exists no condition or set of circumstances in connection with which Friede Goldman or any Friede Goldman Subsidiary could be subject to any liability under the terms of such Friede Goldman Benefit Plans, ERISA, the Code or any other applicable Law that, individually or in the aggregate, would have a Friede Goldman Material Adverse Effect. Each of the Friede Goldman Benefit Plans has been operated and administered in all material respects in accordance with applicable laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Friede Goldman Material Adverse Effect. Each of the Friede Goldman Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, that would cause the loss of any such qualification, except where such loss of qualification would not have a Friede Goldman Material Adverse Effect. Except as set forth on Section 4.08(c) of the Friede Goldman Disclosure Schedule, no Friede Goldman Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Friede Goldman or any Friede Goldman Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of Friede Goldman or any Friede Goldman Subsidiary, or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary). All contributions or other amounts payable by Friede Goldman or any Friede Goldman Subsidiary as of the Effective Time with respect to each Friede Goldman Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code.

                  (d) Except as set forth in Section 4.08(d) of the Friede Goldman Disclosure Schedule, Friede Goldman and the Friede Goldman Subsidiaries have no obligations or liabilities (whether accrued, absolute, contingent or otherwise) with respect to any collective bargaining agreements that, individually or in the aggregate, would have a Friede Goldman Material Adverse Effect.

                  (e) Except as set forth in Section 4.08(e) of the Friede Goldman Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Friede Goldman or any of its affiliates from Friede Goldman or any of its affiliates under any Friede Goldman Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Friede Goldman Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any material benefits.

                  (f) Friede Goldman is currently in compliance with all applicable laws, regulations and rules relating to the employment of labor, including those related to wages, hours and the payment of withholding taxes and other sums required by a governmental authority and has withheld and paid to the appropriate government authority or is holding for payment not yet due to such authority all amounts required to be withheld on behalf of any of Friede Goldman's employees, and is not liable for arrears of wages, taxes, penalties or other sums for failure to comply with the foregoing.

                  SECTION 4.09. Contracts; Debt Instruments. Except as disclosed in or attached as exhibits to the Friede Goldman SEC Filings or as disclosed in
Section 4.09(a) of the Friede Goldman Disclosure Schedule, neither Friede Goldman nor any of the Friede Goldman Subsidiaries is a party to or bound by any contract (i) except as set forth in Section 4.08(e) of the Friede Goldman Disclosure Schedule, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, (ii) as of the date hereof, any vessel or customer contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), that requires expenditures in excess of $10 million or that requires annual expenditures in excess of $10 million and is not cancelable within one year, that has not been filed or incorporated by reference in the Friede Goldman SEC Filings, (iii) that contains any material non-compete provisions with respect to any line of business or geographic area in which business is conducted with respect to Friede Goldman or any of the Friede Goldman Subsidiaries or that restricts the conduct of any line of business by Friede Goldman or any of the Friede Goldman Subsidiaries or any geographic area in which Friede Goldman or any of the Friede Goldman Subsidiaries may conduct business, in each case in any material respect, (iv) that would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement, (v) that obligates Friede Goldman or any of the Friede Goldman Subsidiaries to make any compensation payments or issue or pay anything of value to any director, executive officer, key employee or consultant, or (vi) that is a loan, credit or similar contract. Each contract, arrangement, commitment or understanding of the type described in this Section 4.09, whether or not set forth in Section 4.09 of the Disclosure Schedule, is referred to herein as a "Friede Goldman Material Contract." Each Friede Goldman Material Contract is valid and binding on Friede Goldman or any of the Friede Goldman Subsidiaries, as applicable, and in full force and effect, and Friede Goldman and each of the Friede Goldman Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Friede Goldman Material Contract, except where such noncompliance, individually or in the aggregate, would not have a Friede Goldman Material Adverse Effect. Neither Friede Goldman nor any Friede Goldman Subsidiary knows of, or has received notice of, any violation or default under (nor does there exist any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Friede Goldman Material Contract or any other loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not, individually or in the aggregate, result in a Friede Goldman Material Adverse Effect. Set forth in Section 4.09(c) of the Friede Goldman Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of Friede Goldman and the Friede Goldman Subsidiaries from that described in the notes to the financial statements incorporated in Friede Goldman's Form 10-K for the year ended December 31, 1998.

                  SECTION 4.10. Litigation. Except as disclosed in the Friede Goldman SEC Filings or in Section 4.10 of the Friede Goldman Disclosure Schedule, as of the date hereof, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Friede Goldman, threatened in writing against Friede Goldman or any Friede Goldman Subsidiary by or before any Governmental Entity that (a) individually or in the aggregate, is reasonably likely to have a Friede Goldman Material Adverse Effect or (b) challenges the validity or propriety, or seeks to prevent consummation of, the transactions contemplated by this Agreement. Except as disclosed in the Friede Goldman SEC Filings or in Section 4.10 of the Friede Goldman Disclosure Schedule, neither Friede Goldman nor any Friede Goldman Subsidiary is subject to any outstanding order, writ, injunction or decree that has had or, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Friede Goldman Material Adverse Effect.

                  SECTION 4.11. Environmental Matters. Except as disclosed in the Friede Goldman SEC Filings or in Section 4.11 of the Friede Goldman Disclosure Schedule or as would not, individually or in the aggregate, have a Friede Goldman Material Adverse Effect:

                  (a) Friede Goldman and the Friede Goldman Subsidiaries (i) are in compliance with all, and are not subject to any liability pursuant to, applicable Environmental Laws, (ii) hold or have applied for all Environmental Permits and (iii) are in compliance with their respective Environmental Permits;

                  (b) neither Friede Goldman nor any Friede Goldman Subsidiary has received any written notice, demand, letter, claim, request for information or other written communication alleging that Friede Goldman or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law;

                  (c) neither Friede Goldman nor any Friede Goldman Subsidiary
         (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Friede Goldman, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any threatened or asserted claim by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials;

                  (d) none of the real property owned or leased by Friede Goldman or any Friede Goldman Subsidiary is listed or, to the knowledge of Friede Goldman, proposed for listing on the "National Priorities List" or the Comprehensive Environmental Response, Compensation and Liability Information System under CERCLA, or any similar state or foreign list of sites requiring investigation or cleanup, in each case as updated through the Effective Date; and

                  (e) No Hazardous Material has been released, discharged or disposed of at, to or from, or transported offsite from, any property currently owned or operated by Friede Goldman or any Friede Goldman Subsidiary or, during the period of such ownership or operation, any property formerly owned or operated by Friede Goldman or any Friede Goldman Subsidiary.

                  SECTION 4.12. Trademarks, Patents and Copyrights. Except as set forth in Section 4.12 of the Friede Goldman Disclosure Schedule, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not have a Friede Goldman Material Adverse Effect, Friede Goldman and each of the Friede Goldman Subsidiaries own or possess adequate licenses or other legal rights to use all Proprietary Rights used or held for use in connection with the business of Friede Goldman and the Friede Goldman Subsidiaries as currently conducted or as contemplated to be conducted, and Friede Goldman is unaware of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Friede

Goldman and the Friede Goldman Subsidiaries as currently conducted and as contemplated to be conducted did not, does not and will not infringe in any way any Proprietary Rights of any third party that, individually or in the aggregate, could have a Friede Goldman Material Adverse Effect. To Friede Goldman's knowledge, there are no infringements of any Proprietary Rights owned by or licensed by or to Friede Goldman or any Friede Goldman Subsidiary that, individually or in the aggregate, could have a Friede Goldman Material Adverse Effect.

                  SECTION 4.13. Taxes. (a) Except for such matters as would not have a Friede Goldman Material Adverse Effect, (i) Friede Goldman and the Friede Goldman Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Friede Goldman and the Friede Goldman Subsidiaries, (ii) all Taxes that are due (whether or not shown to be due on such returns or reports) prior to the Effective Time have been paid or will be paid (other than Taxes that (1) are not yet delinquent or (2) are being contested in good faith and have not been finally determined),
(iii) as of the date hereof, no deficiency for any Tax has been asserted or assessed by a taxing authority against Friede Goldman or any of the Friede Goldman Subsidiaries, which deficiency has not been paid other than any deficiency being contested in good faith and (iv) Friede Goldman and the Friede Goldman Subsidiaries have provided adequate reserves (in accordance with GAAP) in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns.

                  (b) To the best of Friede Goldman's knowledge, there are no material disputes pending, or claims asserted in writing for, Taxes or assessments upon Friede Goldman, or any of the Friede Goldman Subsidiaries, nor has Friede Goldman or any of the Friede Goldman Subsidiaries been requested in writing to give any currently effective waivers extending the statutory period of limitation applicable to any federal or state income tax return for any period which disputes, claims, assessments or waivers are reasonably likely to have a Friede Goldman Material Adverse Effect.

                  (c) There are no Tax liens upon any property or assets of Friede Goldman or any of the Friede Goldman Subsidiaries except liens for current Taxes not yet due and except for liens that have not had and are not reasonably likely to have a Friede Goldman Material Adverse Effect.

                  (d) Neither Friede Goldman nor any of the Friede Goldman Subsidiaries has been required to include in income any adjustment pursuant to
Section 481 of the Code by reason of a voluntary change in accounting method initiated by Friede Goldman or any of its Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change has had or is reasonably likely to have a Friede Goldman Material Adverse Effect.

                  (e) Except as set forth in the financial statements described in Section 4.06, neither Friede Goldman nor any of the Friede Goldman Subsidiaries has entered into a transaction that is being accounted for under the installment method of Section 453 of the Code, which would be reasonably likely to have a Friede Goldman Material Adverse Effect.

                  (f) Neither Friede Goldman nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

                  (g) Neither Friede Goldman nor any of the Friede Goldman Subsidiaries is a party to any agreement providing for the allocation, sharing or indemnification of Taxes with any entity that is not, directly or indirectly, a wholly owned corporate subsidiary of Friede Goldman, other than agreements the consequences of which are fully and adequately reserved for in the Friede Goldman and Friede Goldman Subsidiaries financial statements.

                  (h) As of the time of the March 31, 1997 distribution of Halter Marine stock by Trinity Industries, Inc. there had been no negotiations, agreements or arrangements regarding the acquisition of the stock or assets of Halter Marine by Friede Goldman or the acquisition of the stock or assets of Friede Goldman by Halter Marine between (1) the management or the Board of Directors of Friede Goldman or Friede Goldman's representatives in their capacity as such and (2) the management or the Board of Directors of Trinity Industries, Inc. or Trinity Industries, Inc.'s representatives or the management or the Board of Directors of Halter Marine or Halter Marine's representatives in their capacity as such.

                  SECTION 4.14. Opinion of Financial Advisor. Jefferies & Company, Inc. ("Jefferies") has delivered to the Board of Directors of Friede Goldman its written opinion dated as of June 1, 1999, a copy of which opinion has been delivered to Halter Marine, that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of Friede Goldman Common Stock.

                  SECTION 4.15. Vote Required. The Friede Goldman Stockholder Approval is the only vote of the holders of any class or series of capital stock of Friede Goldman necessary to approve the transactions contemplated by this Agreement.

                  SECTION 4.16. Brokers. No broker, finder or investment banker (other than Jefferies) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Friede Goldman or any Friede Goldman Subsidiary. Friede Goldman has heretofore made available to Halter Marine a complete and correct copy of all agreements between Friede Goldman and Jefferies pursuant to which such firms would be entitled to any payment relating to the Merger.

                  SECTION 4.17. Insurance. Friede Goldman maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Friede Goldman (taking into account the cost and availability of such insurance).


                                    ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  SECTION 5.01. Conduct of Business by Halter Marine Pending the Closing. Halter Marine agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Halter Marine Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Friede Goldman shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (1) the business of Halter Marine and the Halter Marine Subsidiaries shall be conducted only in, and Halter Marine and the Halter Marine Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) Halter Marine shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of Halter Marine and the Halter Marine Subsidiaries and to preserve the current relationships of Halter Marine and the Halter Marine Subsidiaries with such of the customers, suppliers and other persons with which Halter Marine or any Halter Marine Subsidiary has significant business relations as Halter Marine deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.01 of Halter Marine Disclosure Schedule or as contemplated by any other provision of this Agreement, the Board of Directors of Halter Marine shall not (unless required by applicable Laws or stock exchange regulations) cause or permit Halter Marine or any Halter Marine Subsidiary to, and shall neither cause nor permit any of Halter Marine's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Friede Goldman, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of Halter Marine or any Halter Marine Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest), of Halter Marine or any Halter Marine Subsidiary or
         (ii) except
         in the ordinary course of business and in a manner consistent with past practice, any property or assets of Halter Marine or any Halter Marine Subsidiary, except (A) the issuance of Halter Marine Common Stock upon the exercise of Halter Marine Options, (B) pursuant to contracts or agreements in force at the date of this Agreement, (C) sales, transfers or dispositions of receivables in connection with the securitization of such receivables or (D) the award of options pursuant to the Halter Marine Stock Option Plan in connection with promotions and new employee hires in the ordinary course of business and consistent with past practice;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends paid by the Halter Marine Subsidiaries to Halter Marine or to other Halter Marine Subsidiaries in the ordinary course) or enter into any agreement with respect to the voting of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) except as disclosed in Section 5.01(e) of the Halter Marine Disclosure Schedule, (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof (other than a wholly owned Halter Marine Subsidiary) or any assets, other than (A) acquisitions of assets in the ordinary course of business consistent with past practice and (B) any other acquisitions for consideration that are not, in the case of clause (A) or clause (B) individually, in excess of $1,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice and (B) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $5,000,000; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Halter Marine Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of Halter Marine and Halter Marine Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures that are not individually in excess of $1,000,000 for Halter Marine and the Halter Marine Subsidiaries taken as a whole; or
         (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this
         Section 5.01(e);

                  (f) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof as disclosed in Section 3.08 of the Halter Marine Disclosure Schedule: (i) increase the compensation payable or to become payable to its officers or employees (except for increases in accordance with past practices in salaries or wages of employees of Halter Marine or any Halter Marine Subsidiary which are not across-the-board increases), (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Halter Marine or any Halter Marine Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law or the terms of a collective bargaining agreement or (iii) take any affirmative action to accelerate the vesting of any stock-based compensation;

                  (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

                  (h) waive, release, assign, settle or compromise any material claims or litigation except in the ordinary course of business and consistent with past practice;

                  (i) make or revoke any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (j) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

                  (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law; or

                  (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.02. Conduct of Business by Friede Goldman Pending the Closing. Friede Goldman agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.02 of the Friede Goldman Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Halter Marine shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, (1) the businesses of Friede Goldman and the Friede Goldman Subsidiaries shall be conducted only in, and Friede Goldman and the Friede Goldman Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) Friede Goldman shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of Friede Goldman and the Friede Goldman Subsidiaries and to preserve the current relationships of Friede Goldman and the Friede Goldman Subsidiaries with such of the customers, suppliers and other persons with which Friede Goldman or any Friede Goldman Subsidiary has significant business relations as Friede Goldman deems reasonably necessary in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.02 of the Friede Goldman Disclosure Schedule or as contemplated by any other provision of this Agreement, the Board of Directors of Friede Goldman shall not (unless required by applicable Laws or stock exchange regulations) cause or permit Friede Goldman or any Friede Goldman Subsidiary to, and shall neither cause nor permit any of Friede Goldman's affiliates (over which it exercises control), or any of their officers, directors, employees and agents to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of Halter Marine, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its Articles of Incorporation or By-laws or equivalent organizational documents except for an amendment to the Articles of Incorporation to eliminate cumulative voting with respect to the election of directors;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of Friede Goldman or any Friede Goldman Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest (including, without limitation, any phantom interest) of Friede Goldman or any Friede Goldman Subsidiary or
         (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets of Friede Goldman or any Friede Goldman Subsidiary, except (A) the issuance of Friede Goldman Common Stock upon the exercise of Friede Goldman Options or (B) pursuant to contracts or agreements in force at the date of this Agreement or (C) sales, transfers or dispositions of receivables in connection with the securitization of such receivables, or (D) the award of options pursuant to the Friede Goldman Option Plan in connection with promotions and new employee hires in the ordinary course of business and consistent with past practice or

         (E) the automatic annual grant of options to non-employee directors of Friede Goldman pursuant to the Friede Goldman Option Plan;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than dividends paid by Friede Goldman Subsidiaries to Friede Goldman or to another Friede Goldman Subsidiary in the ordinary course) or enter into any agreement with respect to the voting of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) except pursuant to the Friede Goldman's 1999 capital expenditure budget, a copy of which has been provided to Halter Marine,
         (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof (other than a wholly owned Friede Goldman Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice and any other acquisitions for consideration that are not, in the aggregate, in excess of $5,000,000;
         (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or in connection with transactions otherwise permitted under this Section 5.02, (B) indebtedness incurred to refinance any existing indebtedness of Friede Goldman, Halter Marine or any of their respective subsidiaries in connection with the Merger or (C) other indebtedness for borrowed money with a maturity of not more than one year in a principal amount not, in the aggregate, in excess of $5,000,000; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Friede Goldman Material Contract or, except in connection with transactions permitted under this Section 5.02(e), enter into any contract or agreement material to the business, results of operations or financial condition of Friede Goldman and the Friede Goldman Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures as set forth in Friede Goldman's 1999 capital expenditure budget that are not, in the aggregate, in excess of $5,000,000 for Friede Goldman and the Friede Goldman Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(e);

                  (f) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof as disclosed in Section 4.08 of the Friede Goldman Disclosure Schedule: (i) increase the compensation payable or to become payable to its officers or employees (except for increases in accordance with past practices in salaries or wages of employees of Friede Goldman or any Friede Goldman Subsidiary which are not across-the-board increases), (ii) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Friede Goldman or any Friede Goldman Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law or the terms of a collective bargaining agreement or (iii) take any affirmative action to accelerate the vesting of any stock-based compensation;

                  (g) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in GAAP;

                  (h) waive, release, assign, settle or compromise any material claims or litigation except in the ordinary course of business and consistent with past practice;

                  (i) make or revoke any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (j) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code;

                  (k) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, except, in each case, as may be required by applicable law; or

                  (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing.

                  SECTION 5.03. Cooperation. Halter Marine and Friede Goldman shall coordinate and cooperate in connection with (i) the preparation of the Registration Statement and the Proxy Statement, (ii) determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Friede Goldman Material Contracts or Halter Marine Material Contracts, in connection with the consummation of the Merger and (iii) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and the Proxy Statement and timely seeking to obtain any such actions, consents, approvals or waivers.

                  SECTION 5.04. Notices of Certain Events. Each of Halter Marine and Friede Goldman shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting Halter Marine, any Halter Marine Subsidiary, Friede Goldman or any Friede Goldman Subsidiary that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a material default under any Friede Goldman Material Contract or Halter Marine Material Contract; and (v) any change that is reasonably likely to result in any Friede Goldman Material Adverse Effect or a Halter Marine Material Adverse Effect or is likely to delay or impede the ability of either Friede Goldman or Halter Marine to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.

                  SECTION 5.05. Contractual Consents. Prior to or at the Effective Time, each of Halter Marine and Friede Goldman shall use its reasonable best efforts to obtain any consents necessary such that the Merger will not constitute a change of control, or any similar event which constitutes a default (or an event which with notice or lapse of time or both would become a default) under, or would permit the other party or parties thereto to terminate, any material contract (including a Halter Marine Material Contract or Friede Goldman Material Contract, as the case may be), agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party.

                  SECTION 5.06. Rights Agreements. (a) Promptly following the execution and delivery of this Agreement, Halter Marine shall take all action necessary to render the Preferred Stock Rights issued pursuant to the terms of the Halter Marine Rights Agreement inapplicable to, or not exercisable as a result of, the Merger, the execution and delivery of this Agreement.

                  (b) Promptly following the execution and delivery of this Agreement, Friede Goldman shall take all action necessary to (i) render the Preferred Stock Rights issued pursuant to the terms of the Friede Goldman Rights Agreement inapplicable to, or not exercisable as a result of, the Merger, the execution and delivery of this Agreement or the transactions contemplated by this Agreement, provided that no stockholder of Halter Marine would beneficially own 15% or more of the outstanding shares of Friede Goldman Common Stock at the Effective Time, and (ii) amend the Friede Goldman Rights Agreement to provide that from and after the Effective Time until the termination of the Stockholder's Agreement any action by the Board of Directors of Friede Goldman thereunder must be approved by a vote of two-thirds of the members of the Board.

                  SECTION 5.07. Affiliate Letters. At least 30 days prior to the Effective Time, Halter Marine shall deliver to Friede Goldman a list, which shall be reasonably acceptable to Friede Goldman, identifying all persons whom it believes are, at the time this Agreement is submitted for approval to the stockholders of Halter Marine, "affiliates" of Halter Marine for purposes of Rule 145 under the Securities Act. Halter Marine shall use all reasonable efforts to deliver or cause to be delivered to Friede Goldman on or prior to the Effective Time a duly executed affiliate letter in the form of Exhibit 8 for each such "affiliate" of Halter Marine. Friede Goldman shall be entitled to place legends as specified in such affiliate letters on the certificates evidencing any Friede Goldman Stock to be received by such "affiliates" pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for Friede Goldman Stock consistent with the terms of such affiliate letters.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, (i) Friede Goldman and Halter Marine shall prepare and file with the SEC a joint proxy statement relating to the meetings of Halter Marine's stockholders and Friede Goldman's stockholders to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Proxy Statement") and (ii) Friede Goldman shall prepare and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Friede Goldman Common Stock to be issued to the stockholders of Halter Marine pursuant to the Merger. Each of Friede Goldman and Halter Marine will use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Friede Goldman shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Friede Goldman Common Stock in the Merger. Each of Friede Goldman and Halter Marine shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Friede Goldman and Halter Marine shall mail the Proxy Statement to its respective stockholders. The Proxy Statement shall include the recommendation of the Board of Directors of each of Friede Goldman and Halter Marine in favor of the Merger, except as otherwise provided in Section 6.04(b) or Section 6.05(b) hereof.

                  No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Friede Goldman or Halter Marine without the approval of the other party (which approval shall not be unreasonably withheld or delayed). Friede Goldman and Halter Marine each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Friede Goldman Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (b) The information supplied by Friede Goldman for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Friede Goldman and Halter Marine, (iii) the time of each of the Stockholders' Meetings (as defined below), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Friede Goldman or any Friede Goldman Subsidiary, or their respective officers or directors, should be discovered by Friede Goldman which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Friede Goldman shall promptly inform Halter Marine. All documents that Friede Goldman is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  (c) The information supplied by Halter Marine for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Halter Marine and Friede Goldman, (iii) the time of each of the Stockholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Halter Marine or any Halter Marine Subsidiary, or their respective officers or directors, should be discovered by Halter

Marine which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Halter Marine shall promptly inform Friede Goldman. All documents that Halter Marine is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

                  SECTION 6.02. Stockholders' Meetings. Halter Marine shall call and hold a meeting of its stockholders (the "Halter Marine Meeting") and Friede Goldman shall call and hold a meeting of its stockholders (the "Friede Goldman Meeting" and, together with the Halter Marine Meeting, the "Stockholders' Meetings") as promptly as practicable for the purpose of obtaining the Halter Marine Stockholder Approval and the Friede Goldman Stockholder Approval, respectively, Friede Goldman and Halter Marine shall use their best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective.

                  SECTION 6.03. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Halter Marine or Friede Goldman or any of their respective subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, Halter Marine and Friede Goldman shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and the other party's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access, at reasonable times upon prior notice, to its and its Subsidiaries' officers, employees, agents, properties, offices, facilities books and records and (ii) furnish promptly such information concerning its and its Subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated October 23, 1998 between Halter Marine and Friede Goldman (the "Confidentiality Agreement") with respect to the information disclosed pursuant to this Section 6.03.

                  SECTION 6.04. No Solicitation by Halter Marine. (a) Halter Marine shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Halter Marine Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Halter Marine Takeover Proposal; provided, however, that if the Board of Directors of Halter Marine determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Halter Marine's stockholders under applicable law, Halter Marine may, in response to a Halter Marine Superior Proposal (as defined in Section 6.04(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 6.04(a), and subject to providing prior written notice of its decision to take such action to Friede Goldman (the "Halter Marine Notice") (x) furnish information with respect to Halter Marine and its subsidiaries to any person making a Halter Marine Superior Proposal pursuant to a customary confidentiality agreement (as determined by Halter Marine after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Halter Marine Superior Proposal. For purposes of this Agreement, a "Halter Marine Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Halter Marine and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Halter Marine or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Halter Marine or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Halter Marine or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Agreement, neither the Board of Directors of Halter Marine nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Friede Goldman, the recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to recommend, any Halter Marine Takeover Proposal or (iii) cause Halter Marine to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Halter Marine Acquisition Agreement") related to any Halter Marine Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Halter Marine receives a Halter Marine Superior Proposal, the Board of Directors of Halter Marine may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Halter Marine to enter into any Halter Marine Acquisition Agreement with respect to any Halter Marine Superior Proposal) but only after the fifth business day following Friede Goldman's receipt of written notice advising Friede Goldman that the Board of Directors of Halter Marine is prepared to accept a Halter Marine Superior Proposal, specifying the material terms and conditions of such Halter Marine Superior Proposal and identifying the person making such Halter Marine Superior Proposal. For purposes of this Agreement, a "Halter Marine Superior

Proposal" means any written proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Halter Marine Common Stock then outstanding or all or substantially all the assets of Halter Marine, (ii) that is otherwise on terms which the Board of Directors of Halter Marine determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Halter Marine's stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Halter Marine, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of Halter Marine, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

                  (c) In addition to the obligations of Halter Marine set forth in paragraphs (a) and (b) of this Section 6.04, Halter Marine shall as promptly as practicable (and in no event later than 24 hours) advise Friede Goldman orally and in writing of any request for information or of any Halter Marine Takeover Proposal, including the material terms and conditions of such request or Halter Marine Takeover Proposal and the identity of the person making such request or Halter Marine Takeover Proposal. Halter Marine will keep Friede Goldman fully informed of the status and details (including amendments or proposed amendments) of any such request or Halter Marine Takeover Proposal on a daily basis or more frequently as may be reasonably requested by Friede Goldman.

                  (d) Nothing contained in this Section 6.04 shall prohibit Halter Marine from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Halter Marine's stockholders if, in the good faith judgment of the Board of Directors of Halter Marine, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary obligations under applicable law.

                  SECTION 6.05. No Solicitation by Friede Goldman. (a) Friede Goldman shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Friede Goldman Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Friede Goldman Takeover Proposal; provided, however, that if the Board of Directors of Friede Goldman determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Friede Goldman's stockholders under applicable law, Friede Goldman may, in response to a Friede Goldman Superior Proposal (as defined in Section 6.05(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 6.05(a), and subject to providing prior written notice of its decision to take such action to Halter Marine (the "Friede Goldman Notice") (x) furnish information with respect to Friede Goldman and its subsidiaries to any person making a Friede Goldman Superior Proposal pursuant to a customary confidentiality agreement (as determined by Friede Goldman after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Friede Goldman Superior Proposal. For purposes of this Agreement, "Friede Goldman Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Friede Goldman and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Friede Goldman or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Friede Goldman or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Friede Goldman or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  (b) Except as expressly permitted by this Section 6.05, neither the Board of Directors of Friede Goldman nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Halter Marine, the recommendation by such Board of Directors or such committee of the Merger, this Agreement or the issuance of Friede Goldman Common Stock in connection with the Merger, (ii) approve or recommend, or propose publicly to recommend, any Friede Goldman Takeover Proposal or (iii) cause Friede Goldman to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Friede Goldman Acquisition Agreement") related to any Friede Goldman Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of Friede Goldman receives a Friede Goldman Superior Proposal, the Board of Directors of Friede Goldman may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Friede Goldman to enter into any Friede Goldman Acquisition Agreement with respect to any Friede Goldman Superior Proposal) but only after the fifth business day following Halter Marine's receipt of written notice advising Halter Marine that the Board of Directors of Friede Goldman is prepared to accept a Friede Goldman Superior Proposal, specifying the material terms and conditions of such Friede Goldman Superior Proposal and identifying the person making such Friede Goldman Superior Proposal. For purposes of this Agreement, a "Friede Goldman Superior Proposal" means any written proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Friede Goldman Common Stock then outstanding or all or substantially all of the assets of Friede Goldman, (ii) that is otherwise on terms which the Board of Directors of Friede Goldman determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Friede Goldman's stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Friede Goldman, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of Friede Goldman, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

                  (c) In addition to the obligation of Friede Goldman set forth in paragraphs (a) and (b) of this Section 6.05, Friede Goldman shall as promptly as practicable (and in no event later than 24 hours) advise Halter Marine orally and in writing of any request for information or of any Friede Goldman Takeover Proposal, including the material terms and conditions of such request or Friede Goldman Takeover Proposal and the identify of the person making such request or Friede Goldman Takeover Proposal. Friede Goldman will keep Halter Marine fully informed of the status and details (including amendments or proposed amendments) of any such request or Friede Goldman Takeover Proposal on a daily basis or more frequently as may be reasonably requested by Halter Marine.

                  (d) Nothing contained in this Section 6.05 shall prohibit Friede Goldman from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Friede Goldman's stockholders if, in the good faith judgment of the Board of Directors of Friede Goldman, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary obligations under applicable law.

                  SECTION 6.06. Reasonable Efforts. (a) (i) Each of Halter Marine and Friede Goldman shall use all reasonable efforts to (A) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Friede Goldman or Halter Marine or any of their subsidiaries, or to avoid any action or proceeding by any Governmental Entity (including, without limitation, those in connection with the HSR Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Merger, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (x) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (y) the HSR Act and (z) any other applicable Law; provided that Friede Goldman and Halter Marine shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Halter Marine and Friede Goldman shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. Halter Marine and Friede Goldman shall not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of Halter Marine and Friede Goldman to consummate the transactions contemplated by this Agreement.

                           (ii) Each of the parties hereto agrees, and shall
cause each of its respective subsidiaries to cooperate and to use their respective reasonable best efforts to obtain promptly any government clearances required for completion of the transactions (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

                           (iii) Notwithstanding any provision of paragraph (i)
or paragraph (ii) above, neither Halter Marine nor Friede Goldman shall be required to take any action pursuant to this Section 6.06 that would require either Halter Marine or Friede Goldman to sell, divest, dispose of or hold separate any assets (including any shipyard) or business unit.

                           (iv) In the event any claim, action, suit,
investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, before the Effective Time, each of Halter Marine and Friede Goldman agree to cooperate and use their reasonable efforts to defend against and respond thereto.

                  (b) (i) Halter Marine and Friede Goldman shall give (or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, all reasonable efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Halter Marine Disclosure Schedule or the Friede Goldman Disclosure Schedule, as the case may be, or (C) required to prevent a Halter Marine Material Adverse Effect from occurring prior to or after the Effective Time or a Friede Goldman Material Adverse Effect from occurring after the Effective Time.

                           (ii) In the event that either party shall fail to
obtain any third party consent described in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon Halter Marine and Friede Goldman, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                  (c) From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the knowledge of such notifying party, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking material damages in connection with the Merger or the conversion of Halter Marine Common Stock into Friede Goldman Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Friede Goldman to own or operate all or any portion of the businesses or assets of Halter Marine or its subsidiaries, which in either case is reasonably likely to have a Halter Marine Material Adverse Effect or a Friede Goldman Material Adverse Effect prior to or after the Effective Time.

                  SECTION 6.07. Stock Options and Other Stock Awards; Employee Benefit Plans. (a) Prior to the Effective Time, Halter Marine shall take such action as may be necessary to cause each unvested option to purchase shares of Halter Marine Common Stock (each, a "Halter Marine Option") outstanding as of the Effective Time under Halter Marine's Amended and Restated 1996 Stock Option and Incentive Plan (the "Halter Marine 1996 Plan"), copies of which (as amended through the date hereof) have heretofore been provided to Friede Goldman by Halter Marine, to be fully vested and immediately exerciseable in accordance with the terms of the Halter Marine 1996 Plan. At least thirty (30) days prior to the Effective Time, Halter Marine shall give written notice to each holder of Halter Marine Options pursuant to Section 9(d) of the Halter Marine 1996 Plan for the purpose of fixing a date which is not less than thirty (30) days after the date of the giving of such notice and which is prior to the Effective Time such that, after such date, any unexercised Halter Marine Option shall terminate, be canceled and be of no further effect.

                  (b) From and after the Effective Time, the Friede Goldman Benefit Plans and the Halter Marine Benefit Plans in effect as of the Effective Time shall, subject to applicable law, the terms of this Agreement and the terms of such plans, remain in effect with respect to the employees of Friede Goldman or Halter Marine (or their respective subsidiaries), as the case may be, until such time as Friede Goldman shall adopt new employee benefit plans and arrangements with respect to employees of the Surviving Corporation and its subsidiaries (the "Replacement Plans"). From and after the Effective Time, Friede Goldman shall, and shall cause its subsidiaries to, honor in accordance with their terms all Friede Goldman Benefit Plans and Halter Marine Benefit Plans, respectively, as amended as permitted hereunder, and all other contracts, arrangements and commitments that apply to current or former employees or directors of Friede Goldman, Halter Marine or their respective subsidiaries.

                  (c) Prior to the Effective Time, a committee (consisting of the Chairman and Chief Executive Officer of Halter Marine and the Chairman and Chief Executive Officer of Friede Goldman and an equal number of representatives from Halter Marine and Friede Goldman) shall be formed to conduct a review of Friede Goldman's and Halter Marine's respective employee benefit and compensation plans and programs in order to coordinate the provision of benefits and compensation to the employees of the Friede Goldman and its subsidiaries after the Effective Time and to eliminate duplicative benefits, including, without limitation, through the establishment of the Replacement Plans. The Replacement Plans shall, in all material respects, (i) treat similarly situated employees of Friede Goldman and Halter Marine and their respective subsidiaries on a substantially equivalent basis, taking into account all relevant factors, including, without limitation, duties, geographic location, tenure, qualifications and abilities, and (ii) not discriminate between employees who were covered by the Friede Goldman Benefit Plans, on the one hand, and those covered by the Halter Marine Benefit Plans, on the other, at the Effective Time. Notwithstanding the foregoing, the employee benefit plans and arrangements maintained for current and former employees of Friede Goldman, Halter Marine and their respective subsidiaries following the Effective Time shall provide, until any applicable Replacement Plan has been implemented (or, if earlier, through the first anniversary of the Effective Time), a level of compensation and benefits that is substantially comparable in the aggregate to that provided under the Friede Goldman Benefit Plans or the Halter Marine Benefit Plans, as the case may be, as in effect immediately prior to the date of this Agreement; provided, however, that changes may be made to such plans to the extent necessary to comply with applicable law.

                  (d) Employees of Friede Goldman, Halter Marine and their respective subsidiaries shall receive credit for purposes of eligibility to participate, vesting, benefit accrual and eligibility to receive benefits under any employee benefit plan, program or arrangement established or maintained by the Surviving Corporation or any of its subsidiaries for service accrued or deemed accrued prior to the Effective Time with Friede Goldman, Halter Marine or any of their respective subsidiaries, as the case may be; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

                  SECTION 6.08. Letters of Accountants. (a) Halter Marine shall use its best efforts to cause to be delivered to Friede Goldman "cold comfort" letters of Ernst & Young LLP, its independent public accountant, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to Friede Goldman, in form and substance reasonably satisfactory to Friede Goldman and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

                  (b) Friede Goldman shall use its best efforts to cause to be delivered to Halter Marine "cold comfort" letters of Arthur Andersen, LLP, its independent public accountant, dated the date on which the Registration Statement shall become effective and as of the Effective Time, respectively, and addressed to Halter Marine, in form and substance reasonably satisfactory to Halter Marine and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

                  SECTION 6.09. Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Halter Marine or Friede Goldman, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 6.09 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                  SECTION 6.10. Public Announcements. Friede Goldman and Halter Marine shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the AMEX or the NYSE.

                  SECTION 6.11. NYSE Listing. Friede Goldman shall promptly prepare and submit to the NYSE a listing application covering the shares of Friede Goldman Common Stock to be issued in the Merger, and shall use reasonable best efforts to cause such shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

                  SECTION 6.12. Indemnification of Directors and Officers. (a) Friede Goldman agrees that the indemnification obligations set forth in Friede Goldman's Certificate and By-laws, in each case as of the date of this Agreement, (i) shall be amended, effective as of the Effective Time, to the fullest extent permissible under Mississippi law, to provide protections and rights for the officers, directors, employees and agents of Friede Goldman and for persons serving at the request of Friede Goldman as officers, directors, employees or agents of other corporations, at least as favorable as the protections and rights provided under Halter Marine's Certificate of Incorporation and By-laws to officers, directors, employees and agents of Halter Marine and such other persons serving at the request of Halter Marine, (ii) as so amended, shall survive the Merger and (iii) shall not be further amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of Halter Marine or its subsidiaries.

                  (b) Halter Marine shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of Halter Marine and each Halter Marine Subsidiary and each such person who served at the request of Halter Marine or any Halter Marine Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Halter Marine Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) Halter Marine or the Surviving Corporation, as the case may be, shall pay the fees and expenses of counsel selected by any Halter Marine Indemnified Party, which counsel shall be reasonably satisfactory to Halter Marine or to the Surviving Corporation, as the case may be, promptly after statements therefor are received (unless the Surviving Corporation shall elect to defend such action) and (ii) Halter Marine and the Surviving Corporation shall cooperate in the defense of any such matter.

                  (c) For five years from the Effective Time, the Surviving Corporation shall provide to the current directors and officers of Halter Marine and Friede Goldman liability insurance protection with an aggregate limitation on liability of no less then $50 million and having customary terms, provisions, conditions and exclusions.

                  (d) Friede Goldman shall, to the fullest extent permitted under applicable Law and regardless of whether the Merger becomes effective, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of Friede Goldman and each Friede Goldman Subsidiary and each such person who served at the request of Friede Goldman or any Friede Goldman Subsidiary as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "Friede Goldman Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) Friede Goldman shall pay the fees and expenses of counsel selected by any Friede Goldman Indemnified Party, which counsel shall be reasonably satisfactory to Friede Goldman promptly after statements therefor are received (unless Friede Goldman shall elect to defend such action) and (ii) Friede Goldman shall cooperate in the defense of any such matter.

                  (e) In the event Halter Marine or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Halter Marine or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.12.

                  (f) The obligations of Halter Marine and the Surviving Corporation under this Section 6.12 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 6.12 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this
Section 6.12 applies shall be third-party beneficiaries of this Section 6.12).

                  SECTION 6.13. Plan of Reorganization. The Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date hereof and until the

Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Friede Goldman nor any of their affiliates shall knowingly take any action or knowingly cause any action to be taken which would cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

                  SECTION 6.14. Headquarters; Name. As promptly as reasonably practicable after the Effective Time, Friede Goldman and Halter Marine shall take all action necessary such that their combined headquarters shall be located at Gulfport, Mississippi; provided that nothing in this Section 6.14 shall prohibit Friede Goldman from moving the combined headquarters of Friede Goldman and Halter Marine following the Effective Time if the Board of Directors of Friede Goldman determines that it is necessary or advisable to relocate the combined headquarters. Effective as of the Effective Time, Friede Goldman shall amend its Articles of Incorporation such that its name shall be changed to Friede Goldman Halter Marine International Inc.


                                   ARTICLE VII

                               CLOSING CONDITIONS

                  SECTION 7.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                  (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Friede Goldman or Halter Marine, threatened by the SEC.

                  (b) Stockholder Approval. The Friede Goldman Stockholder Approval and the Halter Marine Stockholder Approval shall have been obtained.

                  (c) No Order. (i) No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other transactions contemplated in this Agreement.

                           (ii) No Governmental Entity shall have instituted any action or proceeding (which remains pending at what would otherwise be the Closing Date) or threatened to institute any action or proceeding in each case before any United States court or other governmental body of competent jurisdiction seeking to enjoin, restrain or otherwise prohibit consummation of the transactions contemplated by this Agreement.

                  (d) Consents and Approvals. All consents, approvals and authorizations set forth in Section 3.04 or 4.04 or the related sections of the Halter Marine Disclosure Schedule or the Friede Goldman Disclosure Schedule required to be obtained to consummate the Merger shall have been obtained, except for such consents, approvals and authorizations the failure of which to obtain would not have a Halter Marine Material Adverse Effect or a Friede Goldman Material Adverse Effect after the Effective Time.

                  (e) HSR Act. The applicable waiting period, together with any extensions thereof, under the HSR Act shall have expired or been terminated without any action being taken, or any agreement having been entered into by Halter Marine, Friede Goldman or any of their respective subsidiaries or any consent decree or other order having been issued by any Governmental Entity, to sell, divest, dispose of or hold separate any assets (including any shipyard) or business unit of Halter Marine, Friede Goldman or any of their respective subsidiaries.

                  (f) NYSE. The shares of Friede Goldman Common Stock issuable to Halter Marine's stockholders in the Merger shall have been approved for listing on the NYSE subject to official notice of issuance.

                  SECTION 7.02. Additional Conditions to Obligations of Friede Goldman. The obligations of Friede Goldman to effect the Merger and the other transactions contemplated herein are also subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Halter Marine contained in this Agreement, without giving effect to any update to the Halter Marine Disclosure Schedule under Section 6.09, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. Friede Goldman shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Halter Marine to that effect.

                  (b) Agreements and Covenants. Halter Marine shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Friede Goldman shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Halter Marine to that effect.

                  (c) Tax Opinion. Friede Goldman shall have received the opinion of Andrews & Kurth L.L.P., special counsel to Friede Goldman, dated the date of the Effective Time and in form and substance reasonably satisfactory to Friede Goldman, based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code, and Friede Goldman and Halter Marine will each be a party to the reorganization. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Friede Goldman, Halter Marine and certain stockholders of Friede Goldman and Halter Marine.

                  (d) Spin-Off Opinion. Friede Goldman shall have received an opinion of Andrews & Kurth L.L.P. or other counsel reasonably satisfactory to Friede Goldman, dated as of the date of the Effective Time and in form and substance reasonably satisfactory to Friede Goldman, on the basis of certain facts, representations from Friede Goldman, Halter Marine and their respective employees and assumptions set forth in such opinion, to the effect that the Merger pursuant to this Agreement and in accordance with applicable state law will not adversely affect the federal income tax consequences determined by the IRS in the private letter ruling issued to Trinity Industries, Inc. on January 17, 1997.

                  (e) Accountant Letters. Friede Goldman shall have received from Halter Marine "cold comfort" letters of Ernst & Young, LLP, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Friede Goldman, in form and substance satisfactory to Friede Goldman, and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

                  (f) Fairness Opinion. At the time the Proxy Statement is mailed to Friede Goldman stockholders in connection with the Friede Goldman Meeting, the opinion of Jefferies referred to in Section 4.14 shall not have been modified in any manner materially adverse to Friede Goldman or withdrawn.

                  SECTION 7.03. Additional Conditions to Obligations of Halter Marine. The obligation of Halter Marine to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Friede Goldman contained in this Agreement, without giving effect to any update to the Friede Goldman Disclosure Schedule under Section 6.09, shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects giving effect to such standard) as of such date. Halter Marine shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Friede Goldman to that effect.

                  (b) Agreements and Covenants. Friede Goldman shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Halter Marine shall have received a certificate of the Chief Executive Officer or Chief Financial Officer of Friede Goldman to that effect.

                  (c) Stockholder's Agreement. The Stockholder's Agreement shall remain in full force and effect and shall not have been rescinded or repudiated by any party thereto and all covenants therein to be complied with on or prior to the Effective Time shall have been complied with.

                  (d) Tax Opinion. Halter Marine shall have received the opinion of Shearman & Sterling, dated the date of the Effective Time, in form and substance reasonably satisfactory to Halter Marine based upon facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of section 368(a) of the Code, and Friede Goldman and Halter Marine will each be a party to the reorganization. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Friede Goldman, Halter Marine and certain stockholders of Friede Goldman and Halter Marine.

                  (e) Accountant Letters. Halter Marine shall have received from Friede Goldman "cold comfort" letters of Arthur Andersen, LLP, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to Halter Marine, in form and substance satisfactory to Halter Marine, and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

                  (f) Fairness Opinion. At the time the Proxy Statement is mailed to Halter Marine stockholders in connection with the Halter Marine Meeting, the opinion of DLJ referred to in Section 3.14 shall not have been modified in any manner materially adverse to Halter Marine or withdrawn.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the Halter Marine Stockholder Approval or the Friede Goldman Stockholder Approval:

                  (a) by mutual written consent of Friede Goldman and Halter Marine;

                  (b) by either Friede Goldman or Halter Marine:

                           (i) if the Merger shall not have been consummated by
                  March 31, 2000; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

                           (ii) if the approval of the Halter Marine Stockholder
                  Approval shall not have been obtained at the Halter Marine Meeting duly convened therefor or at any adjournment or postponement thereof;

                           (iii) if the Friede Goldman Stockholder Approval
                  shall not have been obtained at the Friede Goldman Meeting duly convened therefor or at any adjournment or postponement thereof; or

                           (iv) if there shall be any law or regulation that
                  makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining any party from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and non-appealable.

                  (c) by Friede Goldman, if (i) Halter Marine shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.03(a) or (b), and
         (B) is incapable of being cured by Halter Marine or is not cured within 30 days of notice of such breach or failure or (ii) if the opinion of Jefferies referred to in Section 4.14 shall have been modified in any manner materially adverse to Friede Goldman or withdrawn at any time prior to the time of mailing of the Proxy Statement to the Friede Goldman stockholders in connection with the Friede Goldman Meeting;

                  (d) by Friede Goldman in accordance with Section 6.05(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, Friede Goldman shall have complied with all provisions contained in Section 6.05, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee and Halter Marine Out-of-Pocket Expenses, of Section 8.05;

                  (e) by Halter Marine, if (i) Friede Goldman shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.02(a) or (b), and
         (B) is incapable of being cured by Friede Goldman or is not cured within 30 days of notice of such breach or failure or (ii) if the opinion of DLJ referred to in Section 3.14 shall have been modified in any manner materially adverse to Halter Marine or withdrawn at any time prior to the time of mailing of the Proxy Statement to the Halter Marine stockholders in connection with the Halter Marine Meeting; or

                  (f) by Halter Marine in accordance with Section 6.04(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (g) to be deemed effective, Halter Marine shall have complied with all provisions of Section 6.04, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee and Friede Goldman Out-of-Pocket Expenses, of Section 8.05.

                  SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either Halter Marine or Friede Goldman as provided in Section 8.01, this

Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Friede Goldman or Halter Marine, other than the provisions of Section 3.16, Section 4.16, Section 6.03(b), this Section 8.02,
Section 8.05 and Article IX, which provisions will survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement. No such termination will release any party from any liabilities or damages resulting from any willful or grossly negligent breach by that party of any provision of this Agreement.

                  SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the Halter Marine Stockholder Approval is obtained, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Halter Marine Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein; provided, however, that after the Halter Marine Stockholder Approval is obtained, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Halter Marine Common Stock hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                  SECTION 8.05. Fees. (a) Except as provided in this Section 8.05, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Friede Goldman and Halter Marine shall bear and pay one-half of the costs and expenses incurred in connection with (i) the preparation, filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees). Friede Goldman shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of Halter

Marine's real property (collectively, the "Real Estate Transfer Taxes") as a result of the Merger. Halter Marine shall cooperate with Friede Goldman in the filing of such returns, including, in the case of Halter Marine, supplying in a timely manner a complete list of all real property interests held by Halter Marine and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of Halter Marine subject to the Real Estate Transfer Taxes shall be as agreed to between Friede Goldman and Halter Marine.

                  (b) In the event that (i) a Halter Marine Takeover Proposal shall have been made known to Halter Marine or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Halter Marine Takeover Proposal and thereafter this Agreement is terminated by either Friede Goldman or Halter Marine pursuant to Section 8.01(b)(i) or (ii) or (ii) this Agreement is terminated by Halter Marine pursuant to Section 8.01(f), then Halter Marine shall promptly, but in no event later than two days after the date of such termination, pay Friede Goldman a fee equal to the sum of $6.5 million (the "Termination Fee") plus the Friede Goldman Out-of-Pocket Expenses payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Friede Goldman pursuant to clause (i) of this paragraph (b) unless and until within 18 months of such termination Halter Marine or any of its Subsidiaries enters into any Halter Marine Acquisition Agreement or consummates any Halter Marine Takeover Proposal (for the purposes of the foregoing proviso the terms "Halter Marine Acquisition Agreement" and "Halter Marine Takeover Proposal" shall have the meanings assigned to such terms in
Section 6.04 except that the references to 15% in the definition of "Halter Marine Takeover Proposal" in Section 6.04(a) shall be deemed to be references to 35% and "Halter Marine Takeover Proposal" shall only be deemed to refer to a transaction involving Halter Marine, or with respect to assets (including the shares of any subsidiary), of Halter Marine and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. "Friede Goldman Out-of-Pocket Expenses" means the lesser of (A) all documented out-of-pocket expenses and fees incurred by Friede Goldman (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers) arising out of, in connection with or related to this Agreement and the transactions contemplated herein and (B) $2 million. Halter Marine acknowledges that the agreements contained in this Section 8.05(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Friede Goldman would not enter into this Agreement; accordingly, if Halter Marine fails promptly to pay the amount due pursuant to this Section 8.05(b), and, in order to obtain such payment, Friede Goldman commences a suit which results in a judgment against Halter Marine for the fee set forth in this Section 8.05(b), Halter Marine shall pay to Friede Goldman its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                  (c) In the event that (i) a Friede Goldman Takeover Proposal shall have been made known to Friede Goldman or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Friede Goldman Takeover Proposal and thereafter this Agreement is terminated by either Friede Goldman or Halter Marine pursuant to Section 8.01(b)(i) or (iii) or (ii) this Agreement is terminated by Friede Goldman pursuant to Section 8.01(d) then Friede Goldman shall promptly, but in no event later than two days after the date of such termination, pay Halter Marine the sum of the Termination Fee and the Halter Marine Out-of-Pocket Expenses, payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Halter Marine pursuant to clause (i) of this paragraph (c) unless and until within 18 months of such termination Friede Goldman or any of its subsidiaries enters into any Friede Goldman Acquisition Agreement or consummates any Friede Goldman Takeover Proposal (for the purposes of the foregoing proviso the terms "Friede Goldman Acquisition Agreement" and "Friede Goldman Takeover Proposal" shall have the meanings assigned to such terms in Section 6.05 except that the references to 15% in the definition of "Friede Goldman Takeover Proposal" in Section 6.05(a) shall be deemed to be references to 35% and "Friede Goldman Takeover Proposal" shall only be deemed to refer to a transaction involving Friede Goldman, or with respect to assets (including the shares of any subsidiary), of Friede Goldman and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. "Halter Marine Out-of-Pocket Expenses" means the lesser of (A) all documented out-of-pocket expenses and fees incurred by Halter Marine (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers) arising out of, in connection with or related to this Agreement and the transactions contemplated herein and (B) $2 million. Friede Goldman acknowledges that the agreements contained in this Section 8.05(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Halter Marine would not enter into this Agreement; accordingly, if Friede Goldman fails promptly to pay the amount due pursuant to this Section 8.05(c), and, in order to obtain such payment, Halter Marine commences a suit which results in a judgment against Friede Goldman for the fee set forth in this
Section 8.05(c), Friede Goldman shall pay to Halter Marine its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 9.02. Notices. All notices, requests, claims, demands and other communications given or made pursuant hereto shall be given (and shall be deemed to have been duly given upon receipt) or by delivery in person, by facsimile, cable, telecopy, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) or nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

                  (a)      If to Friede Goldman, addressed to it at:

                           523 East Capitol Street, Suite 402
                           Jackson, Mississippi  39201
                           Telecopier No.:  (601) 352-1107
                           Attention:  General Counsel

                           With a copy to:

                           Andrews & Kurth L.L.P.
                           4200 Chase Tower
                           Houston, Texas  77002
                           Telecopier No.:  (713) 220-4285
                           Attention:  Thomas P. Mason, Esq.

                  (b)      If to Halter Marine, addressed to it at:

                           13085 Industrial Seaway Road
                           Gulfport, Mississippi  39503
                           Telecopier No.:  (228) 897-4866
                           Attention:  General Counsel

                           With a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, NY  10022
                           Telecopier No.:  (212) 848-7179
                           Attention:  John J. Madden, Esq.

                  SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first-mentioned person;

                  (b) "beneficial owner" means, with respect to any shares of Halter Marine Common Stock or Friede Goldman Common Stock, a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange
         Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

                  (c) "Business Day" shall mean any day other than a day on which banks in the State of New York are authorized or obligated to be closed;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "knowledge" will be deemed to be present when the matter in question was brought to the attention of any executive officer of Friede Goldman or Halter Marine, as the case may be;

                  (f) "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

                  (g) "subsidiary" or "subsidiaries" of Friede Goldman, Halter Marine, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Friede Goldman, Halter Marine, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

                  SECTION 9.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                  SECTION 9.06. Entire Agreement. This Agreement (together with the Exhibits, Friede Goldman and Halter Marine Disclosure Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder. No addition to or modification of any provision of this Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto.

                  SECTION 9.07. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

                  SECTION 9.08. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, other than pursuant to Section
6.07 or 6.12 or the right to receive the consideration payable in the Merger pursuant to Article II, is intended to or shall confer upon any other person any rights, benefits or remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

                  SECTION 9.09. Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

                  SECTION 9.10. Governing Law. This Agreement shall be governed by the Laws of the State of Delaware as applied to contracts executed and to be performed entirely in such state.

                  SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, Friede Goldman and Halter Marine have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                             FRIEDE GOLDMAN INTERNATIONAL INC.


                             By: /s/ J.L. Holloway
                                 --------------------------------------------
                                 Name:  J.L. Holloway
                                 Title: Chairman, Chief Executive Officer
                                        and President


                             HALTER MARINE GROUP, INC.


                             By: /s/ John Dane III
                                 -------------------------------------------
                                 Name:  John Dane III
                                 Title: Chairman, Chief Executive Officer
                                        and President

                                                                       EXHIBIT 7




         Officers

         J.L. Holloway - Chairman and Chief Executive Officer

         John Dane III - Vice Chairman, President and Chief Operating Officer

         Richard S. Rees - Chief Financial Officer and Executive Vice President

         John F. Alford - Executive Vice President

                                                                       EXHIBIT 8


                            FORM OF AFFILIATE LETTER

                                __________, 1998



Friede Goldman, Inc.
[Address]
Attention:

Ladies and Gentlemen:

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Halter Marine Group, Inc., a Delaware corporation ("Halter Marine"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 1, 1999 (the "Merger Agreement"), between Halter Marine and Friede Goldman International Inc., a Mississippi corporation ("Friede Goldman"), Halter Marine will be merged with and into Friede Goldman (the "Merger"), with Friede Goldman as the surviving corporation.

                  As a result of the Merger, I may receive shares of common stock, $0.01 par value per share, of Friede Goldman ("Friede Goldman Common Stock") or options to purchase shares of Friede Goldman Common Stock (the "Friede Goldman Options") (the Friede Goldman Common Stock, the Friede Goldman Options and any Friede Goldman Common Stock issued upon exercise of the Friede Goldman Options are collectively referred to hereinafter as the "Friede Goldman Securities") in exchange for shares of the common stock, $0.01 par value per share, of Halter Marine (the "Halter Marine Common Stock") or options to purchase Halter Marine Common Stock, as the case may be.

                  I represent, warrant and covenant to Friede Goldman that if I receive any Friede Goldman Securities as a result of the Merger:

                  a. I shall not make any sale, transfer or other disposition of the Friede Goldman Securities in violation of the Securities Act or the Rules and Regulations.

                  b. I have carefully read this letter and the Merger Agreement and, to the extent I felt it necessary, discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Friede Goldman Securities with my counsel or counsel for Halter Marine.

                  c. I have been advised that the issuance of Friede Goldman Common Stock to me pursuant to the Merger has been registered with the SEC under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Halter Marine, I may be deemed to have been an affiliate of Halter Marine and the distribution by me of the Friede Goldman Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Friede Goldman Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to Friede Goldman, or a "no- action" letter obtained by me from the staff of the SEC, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act. Pursuant to the regulations of the SEC as currently in effect, I may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the Friede Goldman Common Stock except as provided herein. With respect to a transfer under clause (ii) above, I understand that unless you have a reasonable basis for believing to the contrary, such transfer will be viewed by you as in conformity with Rule 145 upon my delivery to you or your transfer agent of a broker's letter in customary form stating that the requirements of Rule 145(d)(1) have been met.

                  d. I understand that Friede Goldman is under no obligation to register the sale, transfer or other disposition of the Friede Goldman Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available other than to timely file all reports as required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                  e. I also understand that stop transfer instructions will be given to Friede Goldman's transfer agent with respect to the Friede Goldman Common Stock and that there will be placed on the certificates for the Friede Goldman Common Stock issued to me in the Merger or the Friede Goldman Common Stock issued to me upon exercise of the Friede Goldman Options, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED
                  IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER
                  THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN

                  ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
                  _______________, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND Friede Goldman, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF Friede Goldman, INC."

                  f. I also understand that unless the transfer by me of my Friede Goldman Securities has been registered under the Securities Act or is made in a sale in conformity with the provisions of Rule 145, Friede Goldman reserves the right to put the following legend on the certificates issued to my transferee:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  The legend(s) set forth in paragraphs "e" and, if applicable, "f" above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act or this letter. Such legend(s) and the stop transfer orders referred to above will be removed if (i) one year shall have elapsed from the date the undersigned acquired the Friede Goldman Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) two years shall have elapsed from the date the undersigned acquired the Friede Goldman Securities received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Friede Goldman has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Friede Goldman, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.



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